EXHIBIT 10.2

ZIONS BANCORPORATION PENSION PLAN

Restated Effective January 1, 2009

Including Amendments Adopted Through December 31, 2013

December 31, 2013 Edition

ARTICLE I    3
DEFINITIONS    3

1.1	"Accrued Benefit" 3

1.2	"Accrued Benefit Attributable to the Old Plan Account" 3

1.3	"Accrued Benefit Attributable to Company Contributions" 3

1.4	"Actuarial Equivalence" 3

1.5	"Affiliate" or "Subsidiary Affiliate" or "Subsidiary" 3

1.6	"Authorized Period of Absence" 4

1.7	Beneficiary 4

1.8	"Break in Service" 5

1.9	"Cash Balance Account" 5

1.10	"Code" 5

1.11	"Commerce Participant" 5

1.12	"Commerce Plan" 5

1.13	"Committee or Retirement Committee" 5

1.14	"Company 5

1.15	"Compensation" 5

1.16	"Disability Retirement Date" 6

1.17	"Early Retirement Date" 6

1.18	Earnings 6

1.20	"Eligible Spouse" 8

1.21	"Eligibility Computation Period" 9

1.22	"Employee" 9

1.23	"Employer" 9

1.24	"Employment Date" 9

1.25	"ERISA 9

1.26	"Grossmont Participant" 9

1.27	"Grossmont Plan" 9

1.28	"Hour of Service" 9

1.29	"Investment Manager" 11

1.30	"Late Retirement Date 11

1.31	"Nonvested Former Participant" 11

1.32	"Normal Retirement Age" 11

1.33	"Normal Retirement Date" 11

1.34	"Old Plan Account" 11

1.35	"Participant" 11

1.36	"Participation Date" 12
1.37 "Plan"    12

1.38	"Plan Year" 12

1.39	"Qualified Domestic Relations Order" 12

1.40	"Qualified Service" 12

1.41	"Retirement Date" 12

1.42	"Single Life Annuity" 13

1.43	"Sumitomo Participant" 13

1.44	"Sumitomo Plan" 13

1.45	"Termination of Employment" 13

1.46	"Trust Agreement" 13

1.47	"Trust Fund" 13

1.48	"Trustee" 13

1.49	"Year of Vesting Service" 13

1.50	"Zions" 15
ARTICLE II    16
PARTICIPATION    16

2.1	Participation Date 16

2.2	Reinstatement of Active Participation 17
ARTICLE lll    18
ESTABLISHMENT AND MAINTENANCE OF CASH BALANCE ACCOUNT    18

3.1	Initial Establishment of Cash Balance 18

3.2	Earnings Credits 19

3.3	Interest Credits. 21

3.4	Maintenance of Account after Termination of Employment until Benefit Commencement 22
3.5    Establishment of New Account if Re-employed After Benefit Commencement........    22
3.6    Market Rate of Interest..................................................................................................    23
ARTICLE IV    24
ACCRUED BENEFIT    24

4.1	Accrued Benefit 24

4.2	Cash Balance Accrued Benefit 24

4.3	Minimum Accrued Benefit 24

4.4	Grandfathered Minimum Accrued Benefit 25

4.5	Accrued Benefit Attributable to the Old Plan Account 25

4.6	Accrued Benefit Attributable to Company Contributions 25

4.7	Old Plan Account 25
ARTICLE V    27
AMOUNT OF RETIREMENT INCOME    27

5.1	Monthly Retirement Income 27

5.2	Normal Retirement Income 27

5.3	Early Retirement Income 27

5.4	Late Retirement Income. 28

5.5	Disability Retirement Income is described in Section 7.4 28

5.6	Application for Retirement Income 28

5.7	Forms of Retirement Income 30

5.8	Payment of Small Benefits 34

5.9	Eligible Rollover Distribution. 34

5.10	Re-employment After Retirement 35

5.11	Commencement of Benefits. 35

5.12	Delay of Payment Due to Administrative Error. 36

5.13	Suspension of Benefits for Active Participants at Normal Retirement Date. 37

5.14	Benefits Under a Qualified Domestic Relations Order (QDRO) 38

5.15	Death or Disability While Performing Qualified Military Service 38

5.16	Non-spouse Beneficiary Rollover 39
ARTICLE VI    40
TERMINATION AND VESTING    40

6.1	Vesting. 40

6.2	Termination Benefit 40

6.3	Re-employment After Termination of Employment. 41

6.4	Termination Benefits and Re-employment for Commerce Participants. 41

6.5	Special Termination Benefit for Sumitomo Participants 42
ARTICLE VII    43
DISABILITY BENEFITS    43

7.1	Determination of Disability 43

7.2	Eligibility for Disability Benefits 43

7.3	Disability Retirement Date 43

7.4	Disability Retirement Income 43
ARTICLE VIII    44
DEATH BENEFITS    44

8.1	Death after Commencement of Benefits 44

8.2	Death Prior to Commencement of Benefits 44

8.3	Effect of Old Plan Account 45

8.4	Return of Old Plan Account 45
ARTICLE IX    46
FINANCING THE PLAN    46

9.1	Company Contributions 46

9.2	Return of Company Contributions 46
ARTICLE X    47
TERMINATION OF THE PLAN    47

10.1	Termination of Plan 47

10.2	Procedures Upon Termination of Plan 47
ARTICLE XI    48
INTERNAL REVENUE CODE LIMITATIONS ON BENEFITS    48

11.1	Earnings Limitation under Code Section 401(a)(17) 48

11.2	Maximum Retirement Benefit under Code Section 415 48

11.3	Additional Benefit Limits for Highly Compensated Employees. 54

11.4	Top-Heavy Provisions. 56

11.5	Benefit Restrictions Due to Application of Code §436 59

11.6	Limitations Applicable to the Plan 64
ARTICLE XII    71
ADMINISTRATION OF THE PLAN    71

12.1	Administration 71

12.2	Records 71

12.3	Payment of Expenses 72

12.4	Delegation of Authority 72

12.5	Information Available 72

12.6	Claims and Appeals Procedure. 72

12.7	Fiduciary Capacity 73

12.8	Committee Liability 73

12.9	Limitations of Actions on Claims 73
ARTICLE XIII    74
GENERAL PROVISIONS    74

13.1	Amendment of Plan 74

13.2	Employment Status 74

13.3	Mergers or Consolidations 74

13.4	Provision Against Anticipation 74

13.5	Facility of Payment 74

13.6	Construction 75

13.7	Legal Actions 75

INTRODUCTION

The Zions Bancorporation Pension Plan became effective on January 1, 1968. The Plan has been amended and restated from time to time.

Prior to this restatement the most recent restatement of the Plan was effective January 1, 2001. That restatement is referred to herein as the "Prior Plan." All provisions of the Prior Plan were effective as of January 1, 2001, except that (1) provisions pertaining to the establishment and maintenance of Cash Balance Accounts were effective April 1, 1997; (2) provisions pertaining to Grossmont Participants and former participants of the Grossmont Plan were effective January 1, 1998; (3) provisions pertaining to Sumitomo Participants and former participants of the Sumitomo Plan were effective October 1, 1998; and (4) provisions pertaining to Commerce Participants and former participants of the Commerce Plan were effective January 1, 1999.

The Prior Plan restated the Plan document that was effective as of April 1, 1997. That document included the terms and conditions of a cash balance account feature, which was established as of January 1, 1997, for Active and Disabled Participants in the Plan as of March 31, 1997.

The Prior Plan restatement incorporated the terms of Amendments 1 through 4 to the April 1, 1997 restatement and other modifications approved by Zions Bancorporation through January 31, 2002. The Prior Plan restatement furthermore incorporated modifications resulting from changes in the Internal Revenue Code (the "Code") and other provisions of federal law that were enacted or became effective on various dates from 1994 through 2000 (sometimes referred to collectively as "GUST" changes in law). Moreover, effective January 1,2002, the Prior Plan restatement incorporated less restrictive legal limitations on pension benefits, as authorized by the Economic Growth and Tax Reduction Reconciliation Act of 200 1 ("EGTRRA").

Effective at the close of business December 31, 1997, the Grossmont Bank Restated Defined Benefit Pension Plan and Trust (the "Grossmont Plan"), restated effective January 1, 1996, was merged into this Plan. Nothing in this Plan shall be construed to provide a benefit to a Participant under this Plan for a period of service for which he or she has received a benefit under the Grossmont Plan. The eligibility for and the amount of benefit of a former employee who terminated or retired under the Grossmont Bank Restated Defined Benefit Pension Plan and Trust prior to January 1, 1998, and who does not participate in this Plan on or after January 1, 1998, shall be determined exclusively by the provisions of the Grossmont Plan that were in effect as of the earlier of the former employee's date of termination or retirement, except as specifically stated otherwise in the Grossmont Plan. With respect to the merger of the Plans, this Plan shall be interpreted and administered to comply with ERISA Section 204(g) and Code Sections 411(d)(6) and 414(1).

Effective at the close of business October 31, 1998, the Sumitomo Bank of California Pension Plan ("Sumitomo Plan"), restated effective January 1, 1989, was merged into this Plan. Nothing in this Plan shall be construed to provide a benefit under this Plan for a period of service for which he or she has received a benefit under the Sumitomo Plan. The eligibility for and the amount of benefit of a former employee who terminated under the Sumitomo Plan prior to October 1, 1998, and who does not actively participate in this Plan on or after October 1, 1998, shall be determined exclusively by the provisions of that plan. With respect to the merger of the Plans, this Plan shall be interpreted and administered to comply with ERISA Section 204(g) and Code Sections 411(d)(6) and 414(1).

Effective at the close of business December 31, 1998, the Commerce Bancorporation Defined Benefit Pension Plan ("Commerce Plan"), restated effective July 21, 1994, was merged into this Plan. Nothing in this Plan shall be construed to provide a benefit under this Plan for a period of service for which he or she has received a benefit under the Commerce Plan. The eligibility for and the amount of benefit of a former employee who terminated under the Commerce Plan before January 1, 1999 and who does not actively participate in this Plan on or after January 1, 1999, shall be determined exclusively by the provisions of that plan. With respect to the merger of the Plans, this Plan shall be interpreted and administered to comply with ERISA Section 204(g) and Code Sections 411(d)(6) and 414(1).

The Plan and Trust thereunder are created and maintained for the primary purpose of providing retirement benefits for eligible employees of Zions Bancorporation and its affiliates. It is intended that the Plan and Trust qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and that they meet the requirements of the Employee Retirement Income Security Act of 1974, as amended.

Except for other dates provided herein for certain Plan provisions, this Plan is effective as of January 1, 2009. This Plan includes amendments adopted to reflect certain provisions of EGTRRA, which were intended as good faith compliance with the requirements of EGTRRA. They are to be construed in accordance with EGTRRA and guidance issued thereunder. Unless otherwise pro vided, amendments included in this Plan in compliance with EGTRRA are effective as of the first day of the first plan year beginning after December 31, 2001. Provisions included in this Plan as amendments conforming to EGTRRA supersede all other provisions of the Plan to the extent that those provisions are inconsistent with such amendments. This Plan also incorporates the amend ment adopted effective July 1, 2013, to freeze future earnings credits for certain cash balance accounts. Moreover, this Plan has been amended to comply with all legislation and applicable guidance enacted and issued subsequent to EGTRRA, including the Pension Protection Act of 2006. This Plan shall be interpreted at all times so as to comply with the requirements of the Code and of ERISA as so amended.

Except as specifically provided in the Plan, the rights and benefits of any Participant who terminates, dies or retires prior to the effective date of this restatement or any other amendment to the Plan will be determined pursuant to the provisions of the Plan in effect on the earlier of his or her date of retirement, death or termination.

ARTICLE I DEFINITIONS

1.1
"Accrued Benefit" means the monthly amount of benefit credited to a Participant in accordance with Article 4 on the basis of an annuity payable for life beginning on his or her Normal Retirement Date, or the current date, if later.

1.2	"Accrued Benefit Attributable to the Old Plan Account" is defined in Section 4.5.

1.3	"Accrued Benefit Attributable to Company Contributions" is defined in Section 4.6.

1.4	"Actuarial Equivalence" or "Actuarial Equivalent" means equality in value of the aggregate amounts expected to be received under different forms of payment computed on the following bases:

(a)
For purposes of determining (i) the monthly annuity benefits under Sections 4.2, 4.5, 5.3(b) and 8.2, and (ii) the value of lump sum payments under Sections 5.7(d), 5.8 and 5.12(b), Actuarial Equivalence will be calculated in accordance with Appendix II. Unless specifically provided otherwise in this Plan, the value of a benefit payable in any other non-annuity form shall be determined by applying the Actuarial Equivalence factors specified for lump sums in (ii) above.

(b)	For purposes of determining the maximum retirement benefit in Section 11.2, Actuarial Equivalence will be calculated using the following bases:

(1)	The mortality assumption is the "Applicable Mortality Table" as defined in sub section (a) of Appendix II.

(2)
Except as otherwise specified in Section 11.2, effective on or after January 1, 1995, for a benefit in the form of an annuity, the interest assumption (to adjust for age and for the form of the benefit) shall be 5%.

Notwithstanding any provision of Section 11.2 to the contrary, for a benefit payment after May 31, 1995 that is in a form that is subject to Code Section 417(e) (for example, a lump sum), the interest assumption to adjust for age will be the "Applicable Interest Rate" specified in subsection (b) of Appendix II, and the interest assumption to adjust for the form of the benefit shall be 5%.

(c)
For the purposes of determining the maximum retirement benefit in Section 11.2 for a Grossmont Participant who retires between January 1, 1998 and December 31, 1998, Actuarial Equivalence will never be less than the amount the Grossmont Participant would have received under the Grossmont Plan.

(d)	Except as otherwise specified in the Plan, for all other purposes actuarial equivalency will be calculated using the following basis:

(1)	The mortality assumption will be the 1984 Unisex Pensioners Mortality Table.

(2)	The interest assumption will be 6%.

1.5
"Affiliate" or "Subsidiary Affiliate" or "Subsidiary" means Zions Bancorporation and each member of a controlled group of corporations (as defined in Code Section 1563(a), deter mined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), a group of trades or businesses (whether incorporated or not) that are under common control within the meaning of Code Section 414(c), or an affiliated service group (as defined in Code Sections 414(m) or 414(0)), of which Zions Bancorporation is a part. With respect to the Maximum Retirement Benefit defined in Section 11.2, in determining whether a corporation is a member of a controlled group of corporations the phrase "more than 50%" will be substituted for the phrase "at least 80%" each place it appears in Code Section 1563(a)(l ).

1.6	"Authorized Period of Absence" means an absence authorized by the Company for one or more of the following reasons:

(a)	Approved leave of absence;

(b)	Pregnancy;

(c)	Jury duty;

(d)	Qualified Military Service; or

(e)
Illness or injury, including disability, and including a period of absence legally authorized to be taken, under the facts and circumstances applicable to the Participant, in accordance with the terms of the Family and Medical Leave Act.

Any discretion of the Company under the provisions of this definition will be exercised without discrimination and in accordance with definitely established rules uniformly applicable to Employees or Participants whose approved periods of absence were occasioned by similar circumstances.

1.7	Beneficiary

(a)
Beneficiary of Retirement Income of a Married Participant For purposes of a post retirement survivor benefit for a Participant who is married to an Eligible Spouse on the date of commencing his or her Retirement income, the Beneficiary shall be the Eligible Spouse, except to the extent that either: (a) the benefit is payable pursuant to the mandatory lump sum provisions of Section 5.8 (in which case there shall be no Beneficiary), (b) the Participant, with the written and notarized consent of the Eligible Spouse, elects to receive a benefit in the form of a Single Life Annuity (with or without a Level Income Option) or a lump sum (in which case there shall be no Beneficiary), or (c) is eligible for and elects a form of benefit under subsection (e)(I), (e)(2) or (f)(l) of Section 5.7 with a designated Beneficiary other than the Eligible Spouse (in which case the Beneficiary shall be the person (or persons, under Section 5.7(e)(l) or (e)(2) designated by the Participant with the consent of the Eligible Spouse at the time of commencing the Retirement Income).

(b)
Beneficiary of Retirement Income of an Unmarried Participant For purposes of a Retirement Income benefit for a Participant who has no Eligible Spouse on the date of commencing his or her Retirement Income, the Beneficiary means either (a) the living person designated by the Participant at the time of commencing his or her Retirement Income, if the Participant is eligible for and elects a form of benefit pursuant to Section 5.7(e)(l), (e)(2) or (f)(l) (in which case the Beneficiary shall be the person (or persons, under Section 5.7 (e)(l) or (e)(2) designated by the Participant, or (b) there shall be no Beneficiary if either the benefit is payable pursuant to the mandatory lump-sum provisions of Section 5.8 or the Participant elects to receive a benefit in the form of a Single Life Annuity or lump sum.

(c)
Beneficiary of a Pre-Retirement Survivor's Death Benefit For purposes of any pre retirement death benefit that may be payable under Section 8.2 of the Plan, Beneficiary means the Eligible Spouse (if any, as of the date of the Participant's death prior to receiving Retirement Income under this Plan), or, if no Eligible Spouse survives the Participant, then the benefit under Section 8.2 shall be paid in a lump sum to the Participant's estate.

(d)
Beneficiary of Unpaid Balance of Old Plan Account In the case of any death benefit that may be applicable under the terms of Section 8.4, Beneficiary means the person or persons designated by a Participant for such purpose, or, if no Beneficiary is designated (or if any and all designated Beneficiaries fail to survive the Participant and the Eligible Spouse, if any), any death benefit payable under Section 8.4 shall be payable to the estate of the last to die of the Participant or Eligible Spouse (if any).

1.8
"Break in Service" means an interruption in service due to a person's failure to complete at least 501 Hours of Service during a calendar year or during an Eligibility Computation Period. A Break in Service will not occur during an Authorized Period of Absence unless the Employee fails to return to work for at least 30 days with the Company or any member of the Employer after the expiration of the Authorized Period of Absence (or, in the case of an absence due to Qualified Military Service, unless the Employee fails to return to work within the applicable period of time allowed pursuant to Code Section 414(u)).

1.9	"Cash Balance Account" means the separate bookkeeping account established and maintained for each Participant as provided in Article 3.

1.10	"Code" means the Internal Revenue Code of 1986, as amended.

1.11
"Commerce Participant" means a Participant in the Commerce Plan who became a Participant in this Plan on January 1, 1999 as the result of the December 31, 1998 merger of the Commerce Plan into this Plan. Based upon his or her status in the Commerce Plan on December 31, 1998, and based upon whether or not he or she became an Eligible Employee on January 1, 1999, a Commerce Participant described in this Section shall be deemed an Active Participant, an Inactive Participant, a Terminated Vested Participant, a Disabled Participant or a Retired Participant in this Plan, as defined in Section 1.36, on January 1, 1999.

1.12	"Commerce Plan" means the Commerce Bancorporation Defined Benefit Plan as in effect immediately prior to January 1, 1999.

1.13	"Committee or Retirement Committee" means the Committee that will administer the plan as described in Article 12.

1.14
"Company" means Zions Bancorporation and any Affiliate or Subsidiary that adopts this Plan with the consent of the Board of Directors of Zions Bancorporation. The Affiliates and Subsidiaries listed on Appendix V, as it may be revised from time to time, have adopted this Plan and are, as of the date or dates stated on Appendix V, a participating Company in the Plan.

1.15
"Compensation" for any tax year has the meaning set forth in Treasury Regulations Section 1.415-2(d) (Treasury Regulations Section 1.415(c)-2, for Plan Years commencing after July 1, 2007). Effective January 1, 1998, Compensation shall also include any elective deferrals as defined in Code Section 402(g)(3) made by the Participant during a Plan Year and any pre-tax Employee contributions made by the Employer on behalf of the Employee for the Plan Year, pursuant to Code Section 125 and/or Code Section 132(f)(4).

For Plan Years prior to January 1, 1997, in determining the Compensation of a Participant for purposes of determining whether he or she is a Highly Compensated Employee (as defined in Section 11.3(a)(3)), the family aggregation rules of former Code Section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the Eligible Spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year.

1.16	"Disability Retirement Date" is defined in Section 7.3.

1.17
"Early Retirement Date" shall have the meaning stated in subsections (a) through (d) below, whichever is applicable to a particular Participant. "Earliest Retirement Date" means the earliest date that would satisfy all of the conditions of the definition of Early Retirement Date that is applicable to the Participant.

(a)
Except as otherwise provided in subsections (b), (c) and (d), a Participant may retire prior to his or her Normal Retirement Date on an Early Retirement Date which, subject to his or her election, may be the first day of any month coincident with or following the latest of:

(1)	the Participant's 55th birthday,

(2)	the date on which the Participant completes 10 Years of Vesting Service, or

(3)	the date of the Participant's Termination of Employment.

(b)
A Grossmont Participant may retire prior to his or her Normal Retirement Date on an Early Retirement Date that, subject to his or her election, may be the first day of any month coincident with or following the date of his or her Termination of Employment on or after reaching age 55 and completing three Years of Vesting Service.

(c)
A Sumitomo Participant may retire prior to his or her Normal Retirement Date on an Early Retirement Date which, subject to his or her election, may be the first day of any month coincident with or following the date of his or her Termination of Employment on or after reaching age 55 and completing five Years of Vesting Service.

(d)
A Commerce Participant may retire prior to his or her Normal Retirement Date and receive his or her entire Accrued Benefit on an Early Retirement Date which, subject to his or her election, may be the first day of any month coincident with or following the date of his or her Termination of Employment on or after reaching age 55 and completing three Years of Vesting Service.

1.18	Earnings

(a)	Earnings for a Participant for a Plan Year includes the sum of:

(1)
the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on insurance premiums, tips, and bonuses);

(2)	the Participant's "elective deferrals" (as defined in Code Section 402(g)) to a plan with a Code Section 401 (k) cash or deferral arrangement maintained by an Affiliate or Subsidiary;

(3)	the Participant's pre-tax contributions to any health or welfare benefit program under Code Section 125 or any qualified public transit and parking program under Code Section 132(f)(4);

(4)
effective on and after January 1, 2001, compensation that the Participant elects to defer to a nonqualified deferred compensation plan maintained by an Affiliate or Subsidiary, but under no circumstances shall the amount of Earnings that is recognized under this paragraph (a)(4) cause the Participant's overall Earnings for the Plan Year to increase by more than 15% of the amount of Earnings determined without reference to this paragraph (a)(4), nor shall it cause overall Earnings to exceed the applicable limitation under subsection (c) below; and

(5)
for each month in which a Participant is entitled to credit for Qualified Military Service, the Participant will be considered, for purposes of determining the Accrued Benefit under this Plan, to have Earnings equal to the Participant's average monthly Earnings during the 12 months (or, if less, the number of months of prior employment with the Employer) immediately preceding his or her period of Qualified Military Service.

(b)	The term "Earnings" does not include the types of remuneration described in the following paragraphs.

(1)	except to the extent included in Earnings under clause (a)(2) or (a)(4) above,

{A) Company contributions to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed; and

(B) any distributions from a plan of deferred compensation regardless of whether such amounts are includible in the gross income of the Participant when distributed.

(2)
amounts realized from the exercise of a nonqualified stock option, or income realized when restricted stock (or property) held by the Participant either be comes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)	amounts realized by the Participant from the sale, exchange or other disposition of stock acquired under a qualified stock option;

(4)	except to the extent included in Earnings pursuant to Code Section 125 or 132(f){4) in accordance with clause (a)(3) above,

(A)	other amounts that receive special tax benefits, such as premiums for group term life insurance (without regard to whether the premiums are includible in the gross income of the Participant); and

(B)
reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, welfare benefits, and any lump sum amounts paid at Termination of Employment (on account of such Termination), such as severance pay, vacation and sick leave cash-outs; and

(5)	fees for service as a member of a board of directors, if any, paid to "Highly Compensated Employees" (as defined in Section 1 1.3 (a)(3)).

(c)
Limitations on Earnings under Code Section 401 (a)(17). For each Plan Year, the amount of annual Earnings that shall be taken into account for purposes of determining benefit accruals under the Plan shall not exceed the limit that is in effect for that Plan Year under Code Section 401 (a)(17), after taking into account any amendment of that Code Section that is enacted into law and any adjustment to that limit that is authorized by the Secretary of the Treasury for the calendar year that coincides with that Plan Year (for example, the limit shall be $170,000 for Plan Year 2001 and $200,000 for Plan Year 2002).

If a period over which Earnings is determined under the Plan (determination period) is less than 12 months, the otherwise applicable dollar limit under Code Section 401(a)(17) for that calendar year will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12, determined in a manner consistent with Treas. Reg. Section 1.401 (a)(17)-1 (b)(3).

1.19	"Eligible Employee." Subject to the exclusions stated in the following paragraph, Eligible Employee means an Employee of the Company.

"Eligible Employee" does not include:

(a)	an Employee of an Affiliate or Subsidiary that is not a Company that has adopted the Plan and is participating in the Plan;

(b)	an Employee who is covered under a collective bargaining agreement where retirement benefits were the subject of good faith bargaining that does not provide for retirement benefits under this Plan;

(c)	a person who performs services for a Company but is compensated for such services by means of the payroll of a third party employee leasing organization;

(d)	any "leased employee" within the meaning of Code Section 414(n)(2), or

(e)
a person who is not treated by the Participating Company as an employee for payroll tax purposes, whether or not such person is subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise to be (or to have been) a common law employee of the Company.

"Leased employee" shall mean, effective January 1, 1997, any person who, pursuant to an agreement between the Company and any other person or organization (leasing organization), has performed services for the Company (or for any Affiliate or Subsidiary of the Company) and such services are performed under the primary direction or control of the Company, Affiliate or Subsidiary.

In the event of any determination by any court, governmental agency or other party that a person excluded under clause "(c)," "(d)" or "(e)" should be treated as a common-law employee of the Company for payroll tax purposes, the individual shall not be treated as an Eligible Employee unless and until the date on which the individual is first recharacterized as an Employee for payroll tax purposes on the payroll system of the Company, and not as of any retroactive effective date of such recharacterization.

1.20
"Eligible Spouse" means the legal spouse of the Participant at the time the Participant commences his or her Retirement Income under the Plan (or the Participant's date of death, if earlier), or, if applicable, a former spouse who is designated as the alternate payee with the right to be treated as the spouse Beneficiary of a Participant according to the terms of a Qualified Domestic Relations Order.

1.21
"Eligibility Computation Period" for purposes of determining under Section 2.l(b) whether an Employee has accrued 1,000 Hours of Service during such a period in order to become eligible to participate in the Plan, means the period of 12 consecutive months commencing on the Employment Date and ending on the first anniversary of such date, or, if 1,000 Hours of Service are not accrued during that 12-month period, the Eligibility Computation Period shall be the 12-month period commencing on the first day of each Plan Year that occurs after the Employment Date.

1.22
"Employee" means any person who is employed as a common law employee by any Affiliate or Subsidiary, and any "leased employee" within the meaning of Code Section 414(n)(2); provided, however, if leased employees constitute 20% or less of the Employer's non-highly compensated work force, the term "Employee" shall not include a leased employee who is covered by a plan maintained by the leasing organization which meets the requirements of Code Section 414(n)(5).

1.23
"Employer" means, collectively, any and all companies that satisfy the definition of an "Affiliate or Subsidiary" (as defined in Section 1.5). All Employees of the Employer will be treated as employed by a single employing company for purposes of applying the requirements for qualification of the Plan under Code Section 401(a).

1.24	"Employment Date" means the date on which an Employee first performs an Hour of Service for any member of the Employer.

1.25	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.26	"Grossmont Participant" means a participant in the Grossmont Plan who became a Participant in this Plan effective January 1, 1998 as a result of the merger of the Grossmont Plan into this Plan.

Based upon his or her status in the Grossmont Plan on December 31, 1997, and based on whether or not the Grossmont Participant becomes an Eligible Employee on January 1, 1998, a Grossmont Participant shall, as of January 1, 1998, be either an Active Participant, an Inactive Participant, a Terminated Vested Participant, a Disabled Participant or a Retired Participant in this Plan (as those terms are defined in Section 1.36).

1.27
"Grossmont Plan" means the Grossmont Bank Restated Defined Benefit Pension Plan and Trust, restated effective January 1, 1996, according to the terms and conditions of that plan which existed as of the close of business on December 31, 1997 when assets and benefits for Grossmont Participants were transferred to and merged into this Plan.

1.28	"Hour of Service" means:

(a)	each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company;

(b)
each hour for which an Employee is paid, or entitled to payment, by the Company on account of a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided, however, that an Employee will not be credited with more than 501 Hours of Service under this sentence for any continuous period during which he or she performs no duties for the Company. Notwithstanding the preceding provisions of this paragraph, no credit will be given:

(1)
for an Hour of Service for which the individual is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are per formed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws (except as specifically provided for in Article 7); or

(2)	for an Hour of Service for which a payment is made which solely reimburses the individual for medical or medically related expenses incurred;

(c)	each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company.

(d)
Effective December 12, 1994, Qualified Military Service shall be credited for purposes of eligibility under Section 2. (b) and for Years of Vesting Service. For a Participant returning from Qualified Military Service on or after January 1, 2001, for purposes of satisfying the 1,000 Hours of Service requirement of Section 2. (b) during an Eligibility Computation Period, and for purposes of determining Years of Vesting Service, a Participant will receive 190 Hours of Service for each full or partial month during which the Participant is engaged in Qualified Military Service.

(e)	Hours of Service will be credited for employment as an Employee of any Affiliate or Subsidiary.

(f)
Solely for purposes of determining whether a Break in Service has occurred, an individual who is absent from work will receive credit for the Hours of Service which would have been credited to the individual but for such absence if the absence is (1) because of the pregnancy of the individual, (2) because of the birth of a child of the individual,

(3) because of the placement of a child with the individual in connection with the adoption of such child by such individual, (4) for purposes of caring for such child for a period beginning immediately following such birth or placement, or (5) for family or medical leave required to be provided under the Family and Medical Leave Act of 1993. Where such hours cannot be determined, eight Hours of Service per day of such absence will be used. The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period. ill all other cases, such hours will be credited in the following computation period.

(g)	The foregoing notwithstanding, Participants whose pay is solely on a commission basis will be credited with Hours of Service as follows:

(1)
If the Participant's Earnings for a Plan Year are at least 750 multiplied by the lowest hourly rate of compensation payable to employees in the same job classification as the Participant, then the Participant will be credited with 1,000 Hours of Service for that Plan Year.

(2)
If the Participant's Earnings for a Plan Year are less than 750 multiplied by the lowest hourly rate of compensation payable to employees in the same job classification as the Participant, then the Participant will not be credited with any Hours of Service for that Plan Year.

(h)
The crediting of Hours of Service under this Plan will be performed in accordance with applicable provisions of the Department of Labor Regulations 2530.200b-2 and 2530.200b-3 (including, by way of example, the equivalency rules which may be applied in the event that a Participant's actual Hours of Service cannot be deter mined), and such regulations are incorporated by reference herein.

1.29	"Investment Manager" shall have the meaning stated in Section 3(38) of ERISA.

1.30
"Late Retirement Date" - If a Participant continues in the service of the Company or any Affiliate or Subsidiary beyond his or her Normal Retirement Date, then his or her Late Retirement Date will be the first day of any month coincident with or following the date of the Participant's Termination of Employment. A Participant's Late Retirement Date will not be later than the required beginning date described in Section 5.l (c) even if his or her employment continues after such date.

1.31
"Nonvested Former Participant" means a prior Participant who has incurred a Termination of Employment and who does not have a vested interest in his or her Accrued Benefit in accordance with Section 6 .1.

Nonvested Former Participant also means a prior participant in the Grossmont Plan who has incurred a Termination of Employment under that plan and who did not have a vested interest in that plan on December 31, 1997.

Nonvested Former Participant also means a prior participant in the Sumitomo Plan who has incurred a Termination of Employment under that plan and who did not have a vested interest in that plan on September 30, 1998.

Nonvested Former Participant also means a prior participant in the Commerce Plan who has incurred a Termination of Employment under that plan and who did not have a vested interest in that plan on December 31, 1998.

1.32	"Normal Retirement Age" -If the Participant's Participation Date is on or after July 1, 1994, his or her "Normal Retirement Age" is the later of:

(a)	his or her 65th birthday, or

(b)	the earlier of :

(1)	the date the Participant completes five Years of Vesting Service, or

(2)
the fifth anniversary of his or her Participation Date provided the Participant is an Employee on or after the later of such date or his or her 65th birthday and earns at least one Year of Vesting Service after any Break in Service. If the Participant first participated in the Plan before July 1, 1994, the Participant's Normal Retirement Age is 65.

Notwithstanding the foregoing, the Normal Retirement Age for a Commerce Participant is his or her 65th birthday.

1.33	"Normal Retirement Date" - A Participant's Normal Retirement Date will be the first day of the month coincident with or next following the date of attaining his or her Normal Retirement Age.

1.34	"Old Plan Account" is defined in Section 4.7.

1.35	"Participant" means an Active Participant, Inactive Participant, Terminated Vested Participant, Disabled Participant, or Retired Participant, as defined below:

(a)	"Active Participant" means an Eligible Employee who has met the requirements for participation described in Article 2.

(b)
"Inactive Participant" means a prior Active Participant who is on an Authorized Period of Absence, or who is employed by an Affiliate or Subsidiary other than a Company that is then a participating Company in the Plan, or who is employed by the Company but is not an Eligible Employee.

(c)
"Terminated Vested Participant" means a former Eligible Employee who has incurred a Termination of Employment, who retains a vested interest in accordance with Section 6.1, and who is not currently receiving benefit payments under the Plan.

(d)	"Disabled Participant" means a former Active Participant who has a total and permanent disability as determined under Article 7.

(e)	"Retired Participant" means a former Eligible Employee who is receiving benefit payments under the Plan.

1.36	"Participation Date" means the date as of which an Eligible Employee becomes a Participant in the Plan, in accordance with the terms stated in Article 2.

1.37	"Plan" means the Zions Bancorporation Pension Plan.

1.38	"Plan Year" means a calendar year.

1.39
"Qualified Domestic Relations Order" or "QDRO" means a judgment, decree or order of a court with authority under state law for domestic relations matters, which is issued for the benefit of a named "alternate payee" in connection with divorce, marital property rights or alimony, and which complies with all requirements of Code Section 414(P). As further described in Section 5.13, a QDRO may expressly provide either for (a) a division of a Participant's Accrued Benefit between the Participant and an alternate payee, (b) a distribution to an alternate payee, (c) the right of an alternate payee to elect to receive one or more distributions on or after a specified date or occurrence of a specified event, or (d) the designation of an alternate payee as beneficiary for some or all of the Participant's benefit upon the Participant's death. A QDRO shall identify (i) the name and last known mailing address of the Participant and of each alternate payee (who shall be either a Participant's spouse, former spouse, child or other dependent); (ii) the amount or percentage of the Participant's benefit to be paid by the Plan to each alternate payee, or the manner in which such percentage is to be determined; (iii) the number of payments or period to which such order applies; and (iv) the name of each benefit plan of the Employer to which it applies. A domestic relations order shall not be treated as an enforceable QDRO under this Plan unless and until the Administrative Committee (or a person or administrator designated by that Committee) has determined that the domestic relations order conforms to the requirements of Code Section 414(P), describes benefits that are consistent with the terms of this Plan, and satisfies the requirements of any QDRO guidelines maintained by the Administrative Committee or its designee.

1.40
"Qualified Service" shall have the meaning stated in Code Section 414(u)(S), and shall refer to an individual's service in the uniformed services of the United States to the extent the individual, on or after December 12, 1994, is entitled to re-employment rights (sometimes referred to as "USERRA" rights) and returns to employment in a timely manner following such service according to chapter 43 of title 38 of the United Stated Code.

1.41
"Retirement Date" means the date the Participant's benefits commence. Benefits may begin at the Participant's Early, Normal, Late or Disability Retirement Date. Whenever restrictions on benefits are imposed under Section 11.5, the Participant has a Termination of Employment prior to the date on which benefit restrictions are imposed and the Participant has elected a benefit payable in a form other than as an annuity, the Retirement Date shall be the date the Participant would have received his or her benefit had the Participant elected distribution in the form of an annuity, regardless of when actually paid.

1.42	"Single Life Annuity" means an annuity providing level monthly payments over the life of the annuitant.

1.43	"Sumitomo Participant" means :

(a)	A Participant in the Sumitomo Plan who became a Participant in this Plan on October 1, 1998 in connection with the October 31, 1998 merger of the Sumitomo Plan into this Plan, or

(b)	(b) An employee of Sumitomo Bank of California on September 30, 1998 who be- comes eligible to participate in this Plan on or before December 31, 1999.

Based upon his or her status in the Sumitomo Plan on September 30, 1998, and based upon whether or not he or she became an Eligible Employee on October 1, 1998, a Sumitomo Participant described in subsection (a) shall be deemed an Active Participant, an Inactive Participant, a Terminated Vested Participant, a Disabled Participant or a Retired Participant in this Plan, as defined in Section 1.36, on October 1, 1998.

1.44	"Sumitomo Plan" means the Sumitomo Bank of California Pension Plan as in effect immediately prior to November 1, 1998.

1.45	"Termination of Employment" means cessation of employment with the Company or any member of the Employer due to:

(a)	voluntary or involuntary termination or separation of employment, or

(b)
failure to return to work for at least 30 days upon the expiration of any Authorized Period of Absence from the Company or any member of the Employer, in which event cessation of active work will be deemed to have occurred at the time such Authorized Period of Absence expired.

Transfer of employment, without interruption, between members of the Employer will not be deemed a Termination of Employment.

1.46	"Trust Agreement" means the agreement between the Company and the Trustee.

1.47	"Trust Fund" means all money or property held by the Trustee pursuant to the Trust Agreement.

1.48	"Trustee" means the trustee appointed by the Board of Directors of the Company and named as such in the Trust Agreement.

1.49	"Year of Vesting Service" means a calendar year after December 31, 1988 during which an Employee completes 1,000 or more Hours of Service except as follows:

(a)
For Plan Years from December 31,1994 to December 31, 1997, an Employee shall be credited with a partial Year of Vesting Service (measured in calendar months) in a Plan Year in which the Employee completes less than 1,000 Hours of Service but in which the Employee has a Benefit Service Date or in which the Employee retires, dies, or incurs a Termination of Employment if the Employee completes 83.33 Hours of Service multiplied by the number of calendar months during such Plan Year in which the Employee completes at least one Hour of Service. The Employee will be credited with months of Service equal to the number of calendar months during the Plan Year in which the Employee completes at least one Hour of Service. Twelve months of Service will equal a Year of Vesting Service.

(b)	Year of Vesting Service also include Years of Vesting Service earned before January 1, 1989 under the terms of the Plan in effect as of December 31, 1988.

(c)
A Participant shall be credited in the 1989 calendar year with 190 Hours of Service for each month in which the Participant earned at least one Hour of Service in his or her partial Year of Vesting Service (if any) ending on December 31, 1988.

(d)	The foregoing notwithstanding, a Participant must be at least age 18 before he or she can earn a Year of Vesting Service.

(e)	The foregoing notwithstanding, if a Participant who has no vested interest in the Plan incurs a Break in Service, Years of Vesting Service will not include:

(1)	service prior to a Break in Service which is not followed by a Year of Vesting Service, and

(2)	service prior to five or more consecutive one year Breaks in Service if the number of consecutive one year Breaks in Service equals or exceeds the number of prior Years of Vesting Service.

This subsection (e) shall not apply to a Sumitomo Participant who failed to earn 501 hours of service under the Sumitomo Plan in any Plan Year ending prior to November 1, 1998, or to a nonvested former participant in the Sumitomo Plan who incurred a Termination of Employment under that plan on or before September 30, 1998.

(f)	Years of Vesting Service earned by Grossmont Participants prior to December 31, 1997 shall be calculated as defined under the provisions of the Grossmont Plan.

(g)	Special Rules Applicable to Sumitomo Participants:

(1)	Years of Vesting Service earned by a Sumitomo Participant prior to November 1, 1998 shall be calculated as defined under the provisions of the Sumitomo Plan.

(2)	A Sumitomo Participant who earns 1,000 or more Hours of Service in the Plan Year beginning on January 1, 1998 and ending on December 31, 1998 shall be credited with one Year of Vesting Service.

(3)	After December 31, 1998, a Sumitomo Participant shall be credited with one Year of Vesting Service for each calendar year in which he or she completes 1,000 or more Hours of Service.

(4)
In no event will a Sumitomo Participant's Years of Vesting Service be less than what the Sumitomo Participant would have earned under the Sumitomo Plan through his or her anniversary year ending in the calendar year ending on December 31, 2000.

(h)	Years of Vesting Service earned by Commerce Participants prior to January 1, 1999 shall be credited as determined under the provisions of the Commerce Plan.

(i)
Effective April 1, 1997, for a former employee of an acquired company listed on Appendix IV who becomes an Eligible Employee as of the Acquisition Effective Date listed in that Appendix, the Eligible Employee's prior service as an employee of the acquired company (or of any affiliate or subsidiary of the acquired company) shall be credited for purposes of determining Years of Vesting Service under this Plan.

(j)
Effective January 1, 1997, any individual who was a leased employee (as defined in Section 1.19) and who subsequently becomes an Eligible Employee shall be credited with all years of service as a leased employee for purposes of determining Years of Vesting Service.

1.50	"Zions" means Zions Bancorporation, which is the sponsor of this Plan and the ultimate parent corporation of the Employer.

ARTICLE II
PARTICIPATION

2.1
Participation Date means the date a Participant first becomes an Active Participant, provided that the Participation Date of a Nonvested Former Participant who is reinstated under Section 2.2 after five or more consecutive one year Breaks in Service shall be the date of reinstatement.

(a)	An Eligible Employee who was an Active Participant in the Plan on March 31, 1997 will continue to be an Active Participant on April 1, 1997.

(b)
Except as provided in subsections (c) through (f) below, any other Eligible Employee will become an Active Participant in the Plan on the January 1 or July 1 coinciding with or next following the later of (1) the date on which the Employee completes an Eligibility Computation Period during which he or she completes at least 1,000 Hours of Service, or (2) the Employee's 21st birthday.

(c)
Effective April 1, 1997, in the case of an Employee who has a period of employment as an Employee or leased employee (as defined in Section 1.19) of an Affiliate or Subsidiary during which he or she is not an Eligible Employee (either because of the individual's employment status or because the employing company is not a participating Company), which is followed (without a Break in Service) by a transition to Eligible Employee status (either because of a change of individual employment status or because the employing company has become a participating Company in this Plan), then the Employee's Hours of Service prior to becoming an Eligible Employee shall be credited toward meeting the eligibility service requirement of 2.1(b) above, and the Eligible Employee will become an Active Participant on the first day of the month coinciding with or next following the later of the dates referred to in clause (1) and (2) of subsection (b) above.

(d)
An Eligible Employee who was an active participant in the Grossmont Plan on December 31, 1997 shall become a Participant in this Plan on January 1, 1998 (or, if later, the date (if any) on which he or she becomes an Eligible Employee).

(e)
An Eligible Employee who was an Active Participant in the Sumitomo Plan on September 30, 1998, shall become a Participant in this Plan effective October 1, 1998. Effective on or before December 31, 1999, any other employee of Sumitomo Bank of California on September 30, 1998 shall become a Participant in this Plan on the first of the month coinciding with or next following the later of (1) the date on which the Employee completes an Eligibility Computation Period during which he or she completes at least 1,000 Hours of Service, or (2) the Employee's 21st birthday.

(f)	An Eligible Employee who was an Active Participant in the Commerce Plan on December 31, 1998, shall become a Participant in this Plan effective January 1, 1999.

(g)    Effective April 1, 1997, for a former employee of an acquired company listed on Appendix IV who becomes an Eligible Employee as of the Acquisition Effective Date listed in that Appendix, the Eligible Employee's prior service as an employee of the acquired company (or of any affiliate or subsidiary of the acquired company) shall be credited for purposes of eligibility to become an Active Participant in the Plan. If such Eligible Employee had accrued at least 1,000 hours of service (according to the re cords maintained by the acquired company) in the 12-month period ending on the Acquisition Effective Date (and had attained age 21 on or before such date), the Eligible Employee shall become an Active Participant in this Plan as of the first day of the calendar month coinciding with or first following the Acquisition Effective Date. Otherwise, the Participation Date shall be the first day of the calendar month coinciding with or first following the date on which the sum of the pre-acquisition service and post-acquisition Hours of Service satisfy the Eligibility Computation Period requirements of subsection (b) above (and the Eligible Employee has attained at least age 21).

(h)
From and after December 31, 2002, no Employee (whether or not an Eligible Employee) who is not already a Participant in the Plan as of December 31, 2002, shall become a Participant in the Plan or be eligible to commence participation in the Plan.

2.2
Reinstatement of Active Participation. A Terminated Vested Participant, a Retired Participant, an Inactive Participant, or a Nonvested Former Participant who again becomes an Eligible Employee or who returns from an Authorized Period of Absence will be reinstated as an Active Participant on the day he or she is reinstated as an Eligible Employee or returns from such Authorized Period of Absence.

ARTICLE III
ESTABLISHMENT AND MAINTENANCE OF CASH BALANCE ACCOUNT

Except as otherwise stated, this Article shall be effective as of April 1, 1997.

3.1	Initial Establishment of Cash Balance Account.

(a)
A Cash Balance Account will be established for each Participant on the date he or she first becomes a Participant. The initial balance in the Cash Balance Account will be zero. With respect to each person who is an Active Participant or a Disabled Participant on March 31, 1997, a Cash Balance Account will be established as of January 1, 1997. The initial balance in the Participant's Cash Balance Account will equal the present value of the Active or Disabled Participant's accrued benefit under the Plan as of December 31, 1996, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate and the Participant's age on December 31, 1996, and the Applicable Mortality Table described in Section 1.4(b)(1) that is in effect as of such date.

(b)
With respect to each Inactive Participant and Terminated Vested Participant on March 31, 1997 who becomes an Active Participant on or after April 1, 1997 and each Nonvested Former Participant on March 31, 1997 who becomes an Active Participant and does not lose his or her prior vested interest in accordance with Section 1.50(e), a Cash Balance Account will be established on the date he or she again becomes an Active Participant. The initial balance in the Participant's Cash Balance Account will equal the present value of the Participant's accrued benefit under the Plan as of December 31, 1996, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate, the Participant's age on the date he or she again becomes an Active Participant, and the Applicable Mortality Table described in Section 1.4(b)(1) that is in effect as of such date.

(c)
A Cash Balance Account will be established for each Grossmont Participant who be comes an Active Participant in this Plan on January 1, 1998. The initial balance in the Grossmont Participant's Cash Balance Account will equal the present value of his or her accrued benefit under the Grossmont Plan as of December 31, 1997, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate, the Participant's age on December 31, 1997 and the Applicable Mortality Table described in Section 1.4(b)(1) that is in effect as of such date.

(d)
With respect to each Inactive Participant and Terminated Vested Participant (as defined in Sections 1.26 and 1.35 of this Plan) in the Grossmont Plan on December 31, 1997 who becomes an Active Participant in this Plan or after January 1, 1998 and each Nonvested Former Participant in the Grossmont Plan on December 31, 1997 who becomes an Active Participant in this Plan and does not lose his or her prior vested interest in accordance with Section 1.49, a Cash Balance Account will be established on the date he or she becomes an Active Participant in this Plan. The initial balance in the Grossmont Participant's Cash Balance Account will equal the present value of his or her accrued benefit under the Grossmont Plan as of December 31, 1997, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate, the Grossmont Participant's age on the date he or she again becomes a Participant, and the Applicable Mortality Table de scribed in Section 1.4(b)(1) that is in effect as of such date.

(e)
A Cash Balance Account will be established for each Sumitomo Participant who becomes an Active Participant in this Plan on October 1, 1998. The initial balance in the Sumitomo Participant's Cash Balance Account will equal the present value of his or her accrued benefit under the Sumitomo Plan as of September 30, 1998, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate and the Participant's age on September 30, 1998 and the Applicable Mortality Table described in Section 1.4(b)(l ) that is in effect as of such date.

(f)
With respect to each inactive participant and terminated vested participant in the Sumitomo Plan on September 30, 1998 who becomes an Active Participant in this Plan after October 1, 1998, and each nonvested former participant in the Sumitomo Plan who becomes an Active Participant in this Plan after October 1, 1998, a Cash Balance Account will be established on the date such Employee becomes an Active Participant in this Plan. The initial balance in the Sumitomo Participant's Cash Balance Account will equal the present value of his or her accrued benefit under the Sumitomo Plan as of September 30, 1998, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate, the Sumitomo Participant's age on the date he or she again becomes an Active Participant, and the Applicable Mortality Table described in Section 1.4(b)(l) that is in effect as of such date.

Notwithstanding the foregoing, the initial balance in the Cash Balance Account of a Sumitomo Participant who receives a distribution of the actuarial equivalent of his or her full accrued benefit from the Sumitomo Plan on or before October 31, 1998 shall be zero.

(g)
A Cash Balance Account will be established for each Commerce Participant who be comes an Active Participant in this Plan on January 1, 1999. The initial balance in the Commerce Participant's Cash Balance Account will equal the present value of his or her accrued benefit under the Commerce Plan as of December 31, 1998, expressed in the form of a Single Life Annuity. The present value will be determined using the Participant's age on December 31, 1998, and the interest and mortality basis specified in the Commerce Bancorporation Defined Benefit Plan (as that plan was in effect on December 31, 1998) for terminations occurring during the 1999 plan year.

(h)
With respect to each inactive participant and terminated vested participant in the Commerce Plan on December 31, 1998 who becomes an Active Participant in this Plan after January 1, 1999, and each nonvested former participant in the Commerce Plan who becomes an Active Participant in this Plan after January 1, 1999, a Cash Balance Account will be established on the date such Employee becomes an Active Participant in this Plan. The initial balance in the Commerce Participant's Cash Balance Account will equal the present value of his or her accrued benefit under the Commerce Plan as of December 31, 1998, expressed in the form of a Single Life Annuity. The present value will be determined using a 7% interest rate, the Commerce Participant's age on the date he or she again becomes an Active Participant, and the Applicable Mortality Table described in Section l.4(b) { ) that is in effect as of such date.

Notwithstanding the foregoing, the initial balance in the Cash Balance Account of a Commerce Participant who receives a distribution of the actuarial equivalent of his or her full accrued benefit from the Commerce Plan on or before December 31, 1998 shall be zero.

3.2	Earnings Credits.

(a)
General Rule for Earnings Credits. As of the last day of each Plan Year the Cash Balance Account of each Participant who is employed on that date and who has completed at least 1,000 Hours of Service during the Plan Year will be credited with an amount equal to the product obtained by multiplying the Participant's Earnings for the Plan Year by a percentage from the following table, which percentage is based upon the Participant's age as of the last day of the Plan Year:

Attained Age

Fewer than 30 years
At least 30 years, but fewer than 40 Years At least 40 years, but fewer than 50 years At least 50 years, but fewer than 55 years At least 55 years, but fewer than 60 years 60 or more years

Percentage

2.25%
3.00%
4.00%
5.25%
7.00%
9 .25%

(b)
Acquisitions and Reinstatements in a Year of At Least 1,000 Hours. Notwithstanding the foregoing, in the Plan Year containing a Participant's Participation Date (or date of reinstatement as an Active Participant), where the Participation Date (or reinstatement date) is later than January 1 of the Plan Year, but where the Participant accrues 1,000 Hours of Service for the Plan Year, then:

(1)
If the Participant received Earnings as an Employee for the period from January 1 of such Plan Year to the Participation Date (or reinstatement date), the Earnings Credit for that Plan Year shall be the product of the amount determined under Section 3.2(a) times a fraction, the numerator of which is the number of completed months of Plan participation as an Active Participant during the Plan Year, and the denominator of which is 12 (or, if less, the number of months from January 1 to the date of the Participant's Termination of Employment; and

(2)
If the Participant did not receive Earnings as an Employee prior to his or her Participation Date (for example, if a Participant has a right to an immediate Participation Date upon an Acquisition Date as described in Section 3.2(c), or a right to an immediate reinstatement of Participation following a Break in Service or Period of Authorized Absence as described in Section 2.2), then the Earnings Credit shall be determined as described in 3.2(a) taking into account the Earnings from the Participation Date through December 31 (or, if earlier, the date of the Participant's Termination of Employment, as described in Section 3.2(c)).

(c)
Acquisitions in a Year of Fewer Than 1,000 Hours. This subsection shall apply to a Participant who becomes a Participant in this Plan as the result of an acquisition with an "Acquisition Effective Date" (as stated in Appendix N) other than January 1 of a Plan Year, and who fails to complete 1,000 Hours of Service in the Plan Year containing the Acquisition Effective Date. Such a Participant shall be entitled to an Earnings Credit for such Plan Year, if such Participant's Hours of Service earned following the Acquisition Effective Date, when annualized, equal or exceed 1,000. The annualized hours shall be the product of the Participant's actual Hours of Service times a fraction, the numerator of which is 12 and the denominator of which is the number of completed months as an Active Participant during the said Plan Year. The Earnings Credit for such Plan Year shall be as stated in Section 3.2(b)(2). For this purpose, Earnings will not include amounts earned prior to the Acquisition Effective Date.

Earnings Credit If Employment Terminates Prior to Year End. Subject to the terms of subsection (e), the Cash Balance Account of a Participant who is not an Employee on the last day of the Plan Year but who has completed at least 1,000 Hours of Service during the Plan Year will be credited as of the last day of the Plan Year or, if earlier, as of the date on which the Participant's benefit is paid or commences to be paid, with an amount calculated in the manner described in the applicable subsection of this Section 3.2, but based upon the Participant's Earnings for the Plan Year and the age of the Participant as of the date on which he or she incurs a Termination of Employment.

(e)
Terminations of Employment in Plan Year 2000. Effective January 1, 2000, in the case of a Participant who had a Termination of Service for any reason between January 1, 2000 and December 31, 2000, the Participant shall be entitled to an Earnings Credit for the 2000 Plan Year if the Hours of Service he or she accrued prior to the Termination of Employment, when annualized, equal or exceed 1,000. The annualized hours shall be the product of the Participant's actual Hours of Service times a fraction, the numerator of which is 12 and the denominator of which is the number of completed months as an Employee during the said Plan Year.

(f)
Unless otherwise provided by further amendment, from and after December 31, 2002, no Cash Balance Account of any Participant shall accrue any further contribution or earnings credit under this Section 3.2.

(g)
Earnings Credits for Grandfather Participants. As of the last day of each Plan Year the Cash Balance Account of each Grandfather Participant (as defined in Section 4.8(b)) who is employed on that date and who has completed at least 1,000 Hours of Service during the Plan Year will be credited with an amount equal to the product obtained by multiplying the Grandfather Participant's Earnings for the Plan Year by a percentage from the following table, which percentage is based upon the Grandfather Participant's age as of the last day of the Plan Year:

Attained Age    Percentage

At least 55 years, but fewer than 60 years	4.00%
60 or more years    6.25%

(h)
From and after June 30, 2013, no Cash Balance Account of any Grandfather or Great Grandfather Participant shall accrue any further contribution or Earnings Credit under this Section 3.2. This subsection shall supercede any provision of Article IV that might otherwise be deemed to provide continuing accrual of benefits to any Grandfather or GreatGrandfather Participant under Section 3.2.

3.3	Interest Credits.

(a)
General Rule for Quarterly Interest Crediting. For calendar quarters commencing on and after April 1, 1997, as of the last day of each calendar quarter, the Cash Balance Account of each Participant who has a Cash Balance Account on that date will be credited with interest on the balance in the account as of the first day of the Plan Year. Interest will be credited at the rate of 25% of the annual rate of interest on 30 year Treasury securities for November of the previous Plan Year. If a Participant's benefit commences prior to the end of a calendar quarter, no interest will be credited for the quarter. Notwithstanding the provisions of Section 3.2(f), Interest Credits shall continue to accrue as provided in Section 3.3 for each Participant who has a Cash Balance Account in the Plan as of January 1, 2003.

(b)
If An Account Balance Is Established During a Plan Year. Notwithstanding the prior paragraph, the terms of this subsection shall apply to a Participant who, on a date subsequent to April 1, 1997, has a right to have a Cash Balance Account established during the course of a Plan Year with an opening balance greater than zero, either in the case of a reinstatement of Active Participant status as described in Section 3.1(b) or 3.5(a), or in the case of an initial Participation Date of a former employee of an acquired company described in Section 3.1 (d), 3.1(e), 3.1(f) or 3.1(h). In such a case, the Participant's Cash Balance Account shall be credited with interest during the remainder of such a Plan Year (subject to the terms of Section 3.4, if applicable), as follows.

(1)
As of the last day of the calendar quarter in which the Cash Balance Account is established, the interest for such initial calendar quarter shall be the product of the opening balance of the Cash Balance Account, times 25% of the annual rate of interest (as stated in 3.3(a) above), times a fraction, the numerator of which is the number of complete calendar months from the effective date of the establishment of the Cash Balance Account to the end of the calendar quarter, and the denominator of which is three.

(2)
In any subsequent calendar quarter during the same Plan Year, interest shall be credited as stated in Section 3. (a), except that the principal amount shall be the opening balance of the Cash Balance Account rather than the balance as of January 1 of the Plan Year.

3.4	Maintenance of Account after Termination of Employment until Benefit Commencement.

(a)
After Termination of Employment. After Termination of Employment, a Participant's Cash Balance Account will continue to be maintained and credited with interest pursuant to Section 3.3, until the Participant's benefit commences to be paid or is deemed to be paid under Section 6.3(b).

(b)
If Re-Employed with an Existing Cash Balance Account Prior to Benefit Commencement. This subsection shall apply to a Terminated Vested Participant who (i) is reemployed as an Eligible Employee of the Company, (ii) is reinstated to Active Participant status as of such re-employment date according to Section 2.2, and (iii) has an existing Cash Balance Account. In such a case, on and after the date of reinstatement of Active Participant status, the Cash Balance Account will continue to be credited with interest on a quarterly basis, and the Active Participant shall have a right to receive Earnings Credits to the extent provided in Section 3.2(b).

3.5	Establishment of New Account if Re-employed After Benefit Commencement.

(a)
If a Nonvested Former Participant's Cash Balance Account has ceased to be maintained due to the deemed zero-dollar "cash-out" distribution (under Section 6.3(b)) of his or her entire interest under the Plan, he or she becomes an Active Participant prior to incurring five consecutive Breaks in Service, and he or she completes a Year of Vesting Service following the date of re-employment, then, as of the date of becoming an Active Participant (but contingent upon satisfying the said Year of Service requirement), the Participant's Cash Balance Account will be restored to the balance in the Cash Balance Account as of the previous Termination of Employment date, increased for interest in accordance with Section 3.3 for the period from the Termination of Employment date to the date the Participant again became an Active Participant.

(b)
If a Retired Participant is re-employed by the Company and again becomes an Active Participant in the Plan after his or her Cash Balance Account has ceased to be maintained pursuant to Section 3.4, a new Cash Balance Account, with an initial balance of zero, will be established as of the last day of the Plan Year in which he or she again becomes an Active Participant. The Cash Balance Account will be credited with earnings and interest as provided in Sections 3.2 and 3.3. Any Retirement Income which is being paid as a monthly benefit to the Retired Participant as of the date of his or her re-employment shall not be suspended and shall be unaffected by the resumption of employment. The benefit accrued by the Participant from the date of re-employment to the subsequent Termination of Employment shall be subject to an election by the Participant with respect to the form and timing of the benefit which is separate and independent from the election that was applicable to the benefit that commenced on the prior Retirement Date. Moreover, to the extent that a spousal consent is applicable to the benefit that accrued subsequent to the re-employment date, the person with the right to consent shall be the Eligible Spouse (if any) to whom the Participant is legally married at the time of the commencement of the benefit that accrued subsequent to the re-employment date, and not the Eligible Spouse as of the first Retirement Date.

3.6
Market Rate of Interest. With respect to any distribution made from a Participant's Cash Balance Account after August 17, 2006, the interest rate used for accumulating a Participant's Cash Balance Account shall not exceed a market rate of return. Regardless of the rate specified in the Plan an interest credit (or equivalent amount) of less than zero shall in no event result in the Cash Balance Account or similar amount being less than the aggregate amount of contributions credited to the Cash Balance Account. Notwithstanding the foregoing, upon termination of the Plan:

(a)
If the interest credit rate (or an equivalent amount) under the Plan is a variable rate, then the rate of interest used to determine a Participant's Cash Balance Accrued Benefit under the Plan shall be equal to the average of the rates of interest used under the Plan during the five-year period ending on the termination date; and

(b)
The interest rate and mortality table used to determine the amount of any Cash Balance Accrued Benefit under the Plan payable in the form of an annuity at normal retirement age shall be the rate and table specified under the Plan for such purpose as of the termination date, except that if the interest rate is a variable rate, the interest rate shall be determined under the rules of subsection (a) above.

ARTICLE IV
ACCRUED BENEFIT

4.1
Accrued Benefit. A Participant's Accrued Benefit is equal to the largest of the benefits described in Sections 4.2, 4.3, or 4.4. Notwithstanding anything to the contrary herein, in no event will the benefit payable to a Participant be less than the following:

(a)	The Accrued Benefit of a Participant who was a Participant in the Plan on March 31, 1997, shall not be less than the benefit accrued by such Participant under the Plan on March 31, 1997.

(b)	The Accrued Benefit of a Grossmont Participant shall not be less than the benefit accrued by such Grossmont Participant under the Grossmont Plan on December 31, 1997.

(c)
The Accrued Benefit of a Sumitomo Participant shall not be less than the benefit accrued by such Sumitomo Participant under the terms of the Sumitomo Plan (as in effect on September 30, 1998) with benefit accruals based on the earlier of the Participant's Termination of Employment or December 31, 1999.

(d)	The Accrued Benefit of a Commerce Participant shall not be less than the benefit accrued by such Commerce Participant calculated as of December 31, 1998 under the terms of the Commerce Plan.

(e)
Notwithstanding the provisions of Section 3.2(f), the account balance of a Participant who was a Participant in the Plan on December 31, 2002, and which is used to calculate the Cash Balance Account shall never be smaller than the account balance as of December 31, 2002. If greater than the foregoing, the Accrued Benefit calculated under Section 2.3 of Appendix III for a Participant who is a Great Grandfather Participant (as defined in Section 4.4) shall never be less than the Accrued Benefit deter mined under that Section for the Participant on December 31, 2002.

4.2
Cash Balance Accrued Benefit. A Participant's cash balance accrued benefit is a monthly benefit in the form of a Single Life Annuity commencing on his or her Normal Retirement Date, or the current date, if later, which is the Actuarial Equivalent of the balance in the Participant's Cash Balance. Account as of his or her Normal Retirement Date, or the current date, if later. For purposes of determining a Participant's cash balance accrued benefit:

(a)
The balance in the Participant's Cash Balance Account as of the Participant's Normal Retirement Date, if the Participant has not yet reached that date, will be determined by projecting the balance in the Participant's Cash Balance Account at the determination date to the Participant's Normal Retirement Date. The projection will be accomplished by applying the interest credits specified in Section 3.3 from the determination date (the date on which benefits are being determined) to the Participant's benefit commencement date (the date on which benefits commence) and by applying the interest credit in Section 3.3 during the year of benefit commencement for each year from the benefit commencement date to the Participant's Normal Retirement Date.

(b)
The monthly benefit in the form of a Single Life Annuity will be determined by using the assumptions for Actuarial Equivalence described in Section 1.4(a) and the age of the Participant as of his or her Normal Retirement Date, or the current date, if later.

4.3	Minimum Accrued Benefit. A Participant's minimum accrued benefit is the monthly benefit accrued by such Participant under the Plan on March 31, 1997, as defined in Section 2.2 of Appendix III.

4.4
Grandfathered Minimum Accrued Benefit. Any Active Participant or Disabled Participant on March 31, 1997 who, as of December 31, 1997, has attained 55 years of age and has completed 10 Years of Vesting Service is eligible to receive a grandfathered minimum accrued benefit described in Section 2.3 of Appendix III. An Active Participant who satisfies the requirements of the first sentence of this Section 4.4 on December 31, 2002, (a "Great Grandfather Participant") shall, effective January 1, 2003, continue to accrue all benefits that were available to such Great Grandfather Participant under this Plan as of December 31, 2002, and the provisions of Section 3.2(f) shall not apply to such Great Grandfather Participant.

4.5
Accrued Benefit Attributable to the Old Plan Account. The Accrued Benefit Attributable to the Old Plan Account as of the Participant's Normal Retirement Date, or current date if later, will be equal to the Participant's Old Plan Account expressed as a monthly benefit under a Single Life Annuity commencing on his or her Normal Retirement Date, or current date if later, using Actuarial Equivalence as provided in Section 1.4(a).

The Accrued Benefit Attributable to the Old Plan Account as of the Participant's Early Retirement Date will be equal to the monthly benefit determined under the foregoing paragraph and, reduced by 5/9 of 1% for each of the first 60 months by which the Early Retirement Date precedes his or her Normal Retirement Date and by 5/18 of 1% for each of the next 60 such months.

4.6
Accrued Benefit Attributable to Company Contributions. The Accrued Benefit Attributable to Company Contributions will be equal to the excess, if any, of the Accrued Benefit over the Accrued Benefit Attributable to the Old Plan Account.

4.7
Old Plan Account. A Participant's Old Plan Account is his or her individual account balance under this Plan which resulted from the transfer of funds from a terminated plan formerly sponsored by the Company. The Old Plan Account shall include interest from the transfer date to the earlier of the Participant's Retirement Date or the date on which the Participant's Old Plan Account is otherwise payable pursuant to the provisions of this Plan (the determination date) as follows: The rate of interest shall be compounded annually. For Plan Years beginning before January 1, 1988 and continuing to the determination date, the interest rate shall be 5%. For each Plan Year beginning on or after January 1, 1988 and continuing to the determination date, the interest rate shall be 120% of the federal mid-term rate (as defined in Code Section 1274) in effect on the first day of such Plan Year. For purposes of determining the Accrued Benefit Attributable to the Old Plan Account, the Old Plan Account shall also include interest, compounded annually, at the Actuarial Equivalent interest rate (Section 1.4(a)) applicable to the determination date year, for each Plan Year from the determination date to the Participant's Normal Retirement Date. In no event can a Participant's Old Plan Account be withdrawn prior to Termination of Employment, death or retirement. This section is effective January 1, 1995.

4.8	Continuing Accrual of Benefits for Grandfather Participants.

(a)
Notwithstanding the provisions of Section 3.2(f), a Participant who was an Active Participant in the Plan on December 31, 2002, and who satisfies the definition of "Grandfather Participant" in 4.8(b) on that date shall continue to accrue all benefits available to such Grandfather Participant under this Plan as of December 31, 2002, except that Earnings Credits for the Grandfather Participant's Cash Balance Account after December 31, 2002, shall accrue and be determined by reference to Section 3.2(g) and not Section 3.2(a).

(b)	"Grandfather Participant" shall mean for purposes of Section 4.8(a) an Active Participant on December 31, 2002, who:

(1)	had attained at least age 55, and

(2)	was credited with at least 10 Years of Vesting Service.

ARTICLE V
AMOUNT OF RETIREMENT INCOME

5.1
Monthly Retirement Income. A Participant's monthly retirement income commencing on his or her Normal Retirement Date, Early Retirement Date, Late Retirement Date, or Disability Retirement Date will be equal to his or her benefit described in Section 5.2, 5.3, 5.4, or 5.5.

5.2
Normal Retirement Income. The monthly amount of retirement income payable to a participant retiring on his or her Normal Retirement Date will be equal to the Accrued Benefit earned to his or her Normal Retirement Date. This amount is reduced by the Accrued Benefit Attributable to the Old Plan Account if the Participant has previously taken a lump sum payment of the Old Plan Account under Section 5.7(d). This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with Section 5.7.

5.3	Early Retirement Income.

(a)	The Early Retirement Income amounts described in this Section 5.3 will be subject to adjustment depending on the Form of Payment elected in accordance with Section 5.7.

(b)	The monthly amount of retirement income payable to a Participant retiring on an Early Retirement Date is the greater of:

(1)
The Actuarial Equivalent value of the Participant's Cash Balance Account as of the Early Retirement Date using the assumptions for Actuarial Equivalence described in Section 1.4(a) and the age of the Participant as of the Early Retirement Date.

(2)	The Minimum Early Retirement Benefit as described in Article 3 of Appendix III.

The above amount is reduced by the Accrued Benefit Attributable to the Old Plan Account as of the Participant's Early Retirement Date, as determined under Section 4.5 if the Participant has taken a lump sum payment of the Old Plan Account under Section 5.7(d).

(c)
A Grossmont Participant's minimum early retirement benefit shall be at least equal to the Actuarial Equivalent of his or her Accrued Benefit determined as of December 31, 1997. Actuarial Equivalent shall be calculated using:

(1)	Interest at a rate of 7% per annum, compounded annually, and

(2)	Mortality determined in accordance with the Unisex Pension 1984 Mortality Table, set back three years for both males and females.

(d)
A Sumitomo Participant's minimum early retirement benefit payable on an Early Retirement Date shall be equal to the Sumitomo Participant's Accrued Benefit de scribed in Section 4.1(c) multiplied by an early retirement factor from the table below :

Participant's Age
At Commencement    Factor

55.4912
56.5236
57.5572
58.5956
59.6364
60.6820
61.7336
62.7888
63.8524
64.9220
65	1.000
Interpolation shall be used to determine the Factor applicable to the minimum benefit calculation of a Participant who retires in any month other than his or her month of birth.

(e)
A Commerce Participant's early retirement benefit shall be at least equal to the Actuarial Equivalent of his or her Accrued Benefit determined as of December 31, 1998 under the terms of the Commerce Plan. For the purpose of this subsection (e) Actuarial Equivalent for a Commerce Participant shall be calculated using the 1984 Uniform Pensioners Mortality Table and an interest rate equal to the lesser of 100% of the Pension Benefit Guaranty Corporation's immediate interest rate in effect on the first day of the Plan Year in which the Commerce Participant retires or 4%.

5.4	Late Retirement Income.

(a)
The monthly amount of Retirement Income payable to a Participant retiring on a Late Retirement Date will be equal to the Participant's Accrued Benefit earned to the Late Retirement Date. The amount determined according to the previous sentence is reduced by the Accrued Benefit Attributable to the Old Plan Account if the Participant has previously taken a lump sum payment of the Old Plan Account under Section 5.7(d). This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with Section 5.7.

(b)
The minimum late retirement benefit of a Grossmont Participant shall be at least equal to the Actuarial Equivalent of his or her Accrued Benefit determined as of December 31, 1997, and taking into account his or her years of benefit service and final average monthly earnings, as defined in the Grossmont Plan, as of December 31, 1997. Actuarial Equivalent shall be calculated using:

(1)	Interest at a rate of 7% per annum, compounded annually, and

(2)	Mortality determined in accordance with the 1984 Unisex Pensioners Mortality Table, set back three years for both males and females.

(c)	The minimum late retirement benefit of a Sumitomo Participant shall never be less than his or her Accrued Benefit determined under Section 4.1(c).

5.5	Disability Retirement Income is described in Section 7.4.

5.6
Application for Retirement Income. Each Participant must notify the Committee in writing of his or her intent to retire. Upon receipt of such notification, each Participant will receive a written explanation of the terms and conditions of the various Forms of Retirement Income and the financial effect of electing each Form of Retirement Income. A Participant will have the right to elect or revise a previously elected Form of Retirement Income at any time during his or her Election Period.

A Participant's Election Period is the 90 day period ending on the date his or her Retirement Income is to begin. The Committee will make Election Information available to a Participant within a reasonable period of time prior to the date Retirement Income is to begin. In no event will a Participant's Election Period end prior to the 30th day next following the day on which Election Information and the information provided in accordance with the first para graph of this Section 5.6 are first made available to him.

For purposes of this Section, Election Information will include:

(a)	a written explanation of each form of Retirement Income and the relative financial effect of the payment of Monthly Retirement Income in that form;

(b)	a statement of the right to consider the benefit election for at least 30 days; and

(c)
a notification that Retirement Income payments will be made in the 50% Spouse Option form (or the Life Annuity Form if the Participant is not married) unless he or she elects otherwise during the Election Period and his or her spouse consents to such election.

The Participant must elect a form of payment in writing. An election of a form of payment other than a Spouse Option will not be valid without the written consent of the Participant's spouse. The spouse's consent must acknowledge the effect of the election and must be witnessed by a plan representative or notary public. The Participant may change his or her election at any time, and any number of times, during the 90 day period ending on the date his or her Retirement Income is to begin. The Participant may not change the form of payment without further spousal consent unless the spouse expressly permits such changes. The requirement for spouse's consent will be waived if the participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

The election by the Participant and the consent of the spouse must be obtained no more than 90 days prior to the annuity starting date (as defined in the previous paragraph).

If the spouse of a Participant who has elected a Spouse Option dies before Retirement Income payments begin, the Retirement Income will be paid to the Participant in the form of the Single Life Annuity.

For any Election Period and any distribution notice issued or Election Information relative thereto provided under this Section or any other Plan Section in Plan Years beginning after December 31, 2006, any reference to a 90-day maximum notice or election period shall be changed to 180 days. Notices and Election Information given to Participants pursuant to Code §411(a)(l ) in Plan Years beginning after December 31, 2006, shall include a description of how much larger benefits will be if the commencement of distributions is deferred. Notices to Participants shall include the relative values of the various optional forms of benefit, if any, under the Plan as provided in Treas. Reg. §1.417(a)-3. This provision is effective for qualified pre-retirement survivor annuity explanations first provided on or after July 1, 2004; for qualified joint and survivor annuity explanations with respect to any distribution with a Retirement Date on or after February 1, 2006; and on or after October 2, 2004, with respect to any optional form of benefit subject to the requirements of Code §417(e)(3), if the actuarial present value of that optional form is less than the actuarial present value as determined under Code §417(e)(3).

5.7	Forms of Retirement Income. A Participant retiring on his or her Normal, Early, Late, or Disability Retirement Date may elect one of the following Forms of Retirement Income payment:

(a)
A Spouse Option provides for a monthly payment during the Participant's life. After the Participant's death, a percentage of the Participant's Retirement Income will be paid for life to the Participant's Eligible Spouse. The percentage to be paid to the Participant's Eligible Spouse will be 50%, 66%% (for Plan Years after December 31, 2007, 75%) or 100% as elected by the Participant. The monthly payment under the Spouse Option will be equal to the Actuarial Equivalent of the amount payable under the Life Annuity form using the factors from Appendix I.

(b)	The Life Annuity form provides for a monthly payment during the Participant's life, with the last payment being made for the month in which the Participant's death occurs.

(c)
Lump Sum Payment Option provides for a single payment equal to the greater of the balance in the Participant's Cash Balance Account as of the Participant's Retirement Date or the Lump Sum value of his or her Accrued Benefit using the Actuarial Equivalent basis for lump sums provided under Section 1.4(a). If a Participant took a lump sum payment of his or her Old Plan Account before retirement, the Lump Sum Payment Option shall be based on the Accrued Benefit Attributable to Company Contributions as described in Section 4.6. If a Participant maintains an Old Plan Account on his or her Retirement date, the lump sum shall not be less than the sum of the Old Plan Account on the Retirement Date and the Lump Sum Payment Option amount using the Accrued Benefit Attributable to Company Contributions as described in Section 4.6.

(d)
Lump Sum Payment of Old Plan Account Option provides for a lump sum payment of the Participant's Old Plan Account. The Participant's Accrued Benefit Attributable to Company Contributions is paid in a Life Annuity, Spouse Option, or Lump Sum Payment Option form as elected by the Participant. This form of payment is available to a Participant only one time, at the earlier of his or her retirement or Termination of Employment.

(e)
Options Available Only to Grossmont Participants. In addition to the forms described in subsections (a) through (d) above, the following additional forms of benefit are available only to Grossmont Participants:

(1)
Ten Year Certain and Life Thereafter Option. The Ten Year Certain and Life Thereafter Option provides a reduced monthly Retirement Income commencing on the Grossmont Participant's Retirement Date and ceasing with the payment for the month in which the Grossmont Participant's death occurs. The Ten Year Certain and Life Thereafter Option shall be the Actuarial Equivalent of a Single Life Annuity Option. If a Grossmont Participant's death should occur before 120 monthly payments have been made, such payment shall continue to his or her Beneficiary(ies) until the earlier of (a) the Beneficiary(ies') death(s), or (b) a total of 120 monthly Retirement Income payments to the Grossmont Participant and his or her Beneficiary(ies) have been made.

If a Grossmont Participant designates joint Beneficiaries, upon the Grossmont Participant's death prior to the payment of 120 monthly payments, any surviving Beneficiaries shall share equally.

In the event that the (or all) Beneficiary(ies) and the Grossmont Participant die prior to the payment of a total of 120 monthly Retirement Income payments to the Grossmont Participant and/or his or her Beneficiary(ies); the balance of such 120 monthly payments shall be payable to the estate of the last survivor.

In the event the Grossmont Participant and his or her Beneficiary(ies) die prior to the date the Grossmont Participant's benefits are scheduled to commence, the rights of all persons shall be the same as if the option had not been elected.

(2)
The Ten Year Certain Option provides a monthly Retirement Income commencing on the Grossmont Participant's Retirement Date and ceasing after 120 monthly payments have been made. The Ten Year Certain Option shall be the Actuarial Equivalent of a Single Life Annuity Option.

If a Grossmont Participant's death should occur before 120 monthly payments have been made, such payment shall continue to his or her Beneficiary(ies) until the earlier of (a) the Beneficiary(ies') death(s), or (b) a total of 120 monthly Retirement Income payments to the Grossmont Participant and/or his or her Beneficiary(ies) have been made.

If a Grossmont Participant designates joint Beneficiaries, upon the Grossmont Participant's death prior to the payment of 120 monthly payments, any surviving Beneficiaries shall share equally.

In the event that the (or all) Beneficiary(ies) and the Grossmont Participant die prior to the payment of a total of 120 monthly Retirement Income payments to the Grossmont Participant and/or his or her Beneficiary(ies), the balance of such 120 monthly payments shall be payable to the estate of the last survivor.

In the event the Grossmont Participant and his or her Beneficiary(ies) die prior to the date the Grossmont Participant's benefits are scheduled to commence, the rights of all persons shall be the same as if the option had not been elected.

(3)	For the purpose of this subsection (e), Actuarial Equivalent shall be calculated using:

(A)	Interest at a rate of 7% per annum, compounded annually, and

(B)	Mortality determined in accordance with the 1984 Unisex Pensioners Mortality Table, set back three years for both males and females.

(4)
This subsection (e) shall only apply to the portion of a Grossmont Participant's Accrued Benefit earned prior to January 1, 1998. The portion of a Grossmont Participant's Accrued Benefit earned on or after December 31, 1997 shall be paid in one of the forms described in 5.7(a) through (d).

(5)
A Grossmont Participant's Accrued Benefit payable under any form described in this Section 5.7(e) shall never be less than his or her Accrued Benefit calculated as of December 31, 1997 under the terms of the Grossmont Plan.

(f)	Options Available to Sumitomo Participants: In addition to the forms described in subsections (a) through (d), the following additional forms of benefit are available only to Sumitomo Participants:

(1)
Joint and Survivor Annuity. A Sumitomo Participant may elect to have a fraction, either 50% or 100%, of his or her Life Annuity continue after his or her death to the Sumitomo Participant's Beneficiary for life, if the Beneficiary survives the Sumitomo Participant. A Joint and Survivor Annuity payable to a Sumitomo Participant who receives a benefit under Section 4.l(c) shall be the Actuarial Equivalent of the benefit otherwise payable as a Single Life Annuity (taking into account whichever 50% or 100% option is elected), and using the following Actuarial assumptions: (A) 4% interest, and (B) the 1984 Unisex Pension mortality table with a four-year setback for the age of the Participant and no set-back for the age of the Beneficiary, and (C) the respective ages (in completed months as of the benefit commencement date) of the Participant and Beneficiary. The Beneficiary must be irrevocably designated before benefits commence.

(2)
Level Income Option. A Sumitomo Participant who retires prior to his or her Normal Retirement Date and whose benefit is paid in the form of a Life Annuity may elect to receive his or her benefits in a greater amount during the period before Social Security benefits could first be paid and a correspondingly reduced amount after such benefits first become payable, such that the total income (including the adjusted benefit payable under the Plan and the Social Security benefit to which the Sumitomo Participant is entitled) shall be as nearly uniform as possible both before and after commencement of Social Security benefits. The amount of the adjustment to the Sumitomo Participant's benefit shall be calculated using the factors in Appendix III of the Sumitomo Plan, provided that in no event shall value of the benefit payable under this sub-section ever be less than that determined by applying the Actuarial Equivalence factors for lumps sum payments described in Section 1.4(a)(ii).

(3)
This subsection (f) shall only apply to the portion of the Sumitomo Participant's Accrued Benefit attributable to Section 4.l(c). The portion of a Sumitomo Participant's Accrued Benefit not attributable to Section 4.1(c) shall be paid in one of the forms described in subsections (a) through (d) of this Section 5.7.

(4)
A Sumitomo Participant's Accrued Benefit payable in any form under this Section 5.7 shall never be less than his or her Accrued Benefit calculated as of December 31, 1999 under the terms of the Sumitomo Plan.

(g)	Options Available to Commerce Participants. In addition to the forms described in subsections (a) through (d), the following additional forms of benefit are available only to Commerce Participants:

(1)
The Post-retirement 75% Spouse Option provides a monthly payment during the Commerce Participant's life. After the Commerce Participant's death 75% of the Commerce Participant's Retirement Income will be paid for life to the Commerce Participant's Eligible Spouse. The initial monthly payment under the 75% Spouse Option will be equal to the Actuarial Equivalent of the amount payable under the Life Annuity form. For the purpose of this paragraph (1), Actuarial Equivalent shall be calculated using the 1984 Uniform Pensioners Mortality Table and an interest rate equal to the greater of 100% of the Pension Benefit Guaranty Corporation immediate interest rate in effect on the first day of the Plan Year in which the Commerce Participant retires or 6.5%.

This paragraph (1) shall only apply to the portion of the Commerce Participant's Accrued Benefit earned prior to January 1, 1999 under the terms of the Commerce Plan. The portion of a Commerce Participant's Accrued Benefit earned on or after January 1, 1999 shall be paid in one of the forms described in subsections (a) through (d) of this Section 5.7.

(2)
The Pre-retirement Spouse Options provide a "monthly payment during the Commerce Participant's life starting on the first of any month following his or her Termination of Employment, which date shall be considered the Annuity Starting Date for the purpose of this form of benefit, and prior to his or her Early Retirement Date as described in Section 1.17. After the Commerce Participant's death 50%, 75% or 100% of the Commerce Participant's Retirement Income will be paid for life to the Commerce Participant's Eligible Spouse. The initial monthly payment under the Preretirement Spouse Option will be equal to the Actuarial Equivalent of the amount payable under the Life Annuity form. For the purpose of this paragraph, Actuarial Equivalent shall be calculated using the 1984 Uniform Pensioners Mortality Table and an interest rate equal to the greater of 100% of the Pension Benefit Guaranty Corporation immediate interest rate in effect on the first day of the Plan Year in which the Commerce Participant's Annuity Starting Date occurs or 6.5%.

This paragraph (2) shall only apply to the portion of the Commerce Participant's Accrued Benefit earned prior to January 1, 1999 under the terms of the Commerce Plan. The portion of a Commerce Participant's Accrued Benefit earned on or after January 1, 1999 shall be paid in one of the forms described in subsections (a) through (d) of this Section 5.7.

(3)
Commerce Lump Sum Option. A Commerce Participant may elect to receive the Actuarial Equivalent of his or her Accrued Benefit earned before January 1, 1999 in the form of a single payment effective on the first of any month following Termination of Employment, which date shall be considered the Annuity Starting Date for the purpose of this form of benefit. For the purpose of this paragraph (3) Actuarial Equivalent shall be calculated using the 1984 Uniform Pensioners Mortality Table and an interest rate equal to 100% of the Pension Benefit Guaranty Corporation's (PBGC) interest rates in effect on the first day of the Plan Year in which the Commerce Participant's Annuity Starting Date occurs. If the lump sum value using this basis exceeds $25,000 then Actuarial Equivalent shall be calculated using the 1984 Uniform Pensioners Mortality Table and an interest rate equal to 120% of the PBGC rates. For the period of time prior to the Commerce Participant's Normal Retirement Date, pre-retirement mortality shall not be used.

The portion of a Commerce Participant's Accrued Benefit earned on or after January 1, 1999 shall be paid on the retirement date elected by the Commerce Participant in one of the forms described in subsections (a) through (d) of this Section 5.7.

(4)
A Commerce Participant's Accrued Benefit payable under any of the forms de scribed in this Section 5.7(g) shall never be less than his or her Accrued Benefit calculated as of December 31, 1998 under the terms of the Commerce Plan.

(h)
In the event the benefit restrictions of Section 11.5 apply at the time the Participant would otherwise be eligible to elect a lump sum and prevent such an election, then any election period for the lump sum payment shall be suspended and shall commence or recommence on the earliest possible date following the date the benefit restrictions no longer prevent the Participant from electing a lump sum distribution.

5.8
Payment of Small Benefits. Effective for payments to Participants first commencing after September 18, 1998, if a Participant has a Termination of Employment or dies and the Actuarial Equivalent value of the benefit payable under the Plan to such Participant or his or her Beneficiary does not exceed $5,000 ($3,500, for payments commencing prior to September 18, 1998), the Committee will pay the Actuarial Equivalent value of such benefit to the Participant or Beneficiary in a lump sum. If a lump sum payment is made, no other benefit under the Plan will be due to the Participant or Beneficiary. However, if the Participant receives less than the Actuarial Equivalent of his or her full Accrued Benefit, such Accrued Benefit and related service shall be reinstated if the Participant repays the distributed lump sum with interest at 120% of the Federal midterm rate as in effect for the first month of the Plan Year. Such repayment must be made prior to the earlier of (1) the fifth anniversary of the Participant's re-employment date, or (2) the date the Participant incurs a five-year Break in Service.

If the Participant's Vested Percentage is zero, the Participant will be deemed to have received a distribution of the Vested Percentage of his or her Accrued Benefit and to have forfeited the nonvested percentage of his or her Accrued Benefit.

If the Actuarial Equivalent value of the Participant's benefit at the time of a distribution exceeds $5,000 (or $3,500, whichever is applicable), then such value at any subsequent time will be deemed to exceed $5,000 (or $3,500, whichever is applicable). For any distribution subject to this Section 5.8 commencing on or after March 28, 2005, which is greater than $1,000, if the Participant does not elect to have the distribution paid in a direct rollover to an "eligible retirement plan" (as defined in Section 5.9(b)(2)) specified by the Participant or to receive the distribution directly in a lump sum cash payment, then the Committee shall cause the Plan to pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.

5.9	Eligible Rollover Distribution.

(a)
This Section 5.9 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section 5.9, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)	Definitions.

(1)
Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the amount payable by the Plan to a distributee, except that an eligible rollover distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period often years or more; (B) any distribution to the extent such distribution is required under Code Section 401(a)(9); or (C) the portion of any distribution that is not includible in gross income.

(2)
Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401 (a) that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution prior to January 1, 2002, that is payable to the surviving Eligible Spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

Effective for distributions occurring on or after January 1, 2002, an "eligible retirement plan" for any distributee (including a surviving Eligible Spouse) shall include, in addition to the plans and programs mentioned in the first sentence of the previous paragraph, any tax-deferred annuity program under Code Section 403(b) and any deferred compensation plan of a governmental entity under Code Section 457.

For distributions made after December 31, 2007, an eligible retirement plan shall also mean a Roth IRA described in Code Section 408A(b).

(3)	Distributee: A distributee includes a Participant or an Eligible Spouse.

(4)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

5.10
Re-employment After Retirement. In order to retire, a Participant must have a Termination of Employment. Effective January 1, 1992, if a Retired Participant is rehired by the Company, his or her Retirement Income, if being paid in a Life Annuity form, will not be suspended. The Retired Participant may earn additional benefits as provided in Article 3. The benefit attributable to service during the Participant's re-employment that is not yet in payment status will be paid, or commence to be paid upon the earlier of the Participant's subsequent retirement or the Participant's required beginning date described in Section 5.11(c). Such benefit may be paid in any form elected by the Participant, which form may be different from the form in which benefits are currently being paid.

If the Participant dies during such period of re-employment, any death benefits attributable to service during the Participant's re-employment will be determined in accordance with Article 8. Any death benefit attributable to service before the Retired Participant's re employment will be determined in accordance with the provisions of the applicable Form of Retirement Income elected at his or her original retirement.

5.11	Commencement of Benefits.

(a)
Retirement Income payments will begin on the later of the Retirement Date elected by the Participant or the first day of the month following the date on which the Participant applies for a retirement benefit.

(b)	Unless a Participant elects otherwise, Retirement Income payments will begin not later than the 60th day after the end of the Plan Year in which:

(1)	the Participant's Normal Retirement Age, or

(2)	the Participant's Termination of Employment occurs, whichever is later.

(c)	The required beginning date described in this Section 5.11{c) will apply regardless of any election made by the Participant.

(1)
Except as provided by subparagraphs (2), (3) and (4) below, Retirement Income payments will begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70½ whether or not such Participant's employment has terminated. Effective for Plan Years commencing on or after January 1, 1999, for a Participant who is not a 5% owner and who attains age 70 ½ on or after January 1, 1999, Retirement Income payments will begin not later than April 1 following the calendar year in which the Participant attains age 70½ or, if later, April 1 following the calendar year in which the Participant incurs a Termination of Employment.

(2)
A Participant who attained age 70 in 1988, who is not a 5% owner, and who has not retired by January 1, 1989, will be treated as having retired on January 1, 1989. Retirement Income payments will begin not later than April 1, 1990 for such Participants.

(3)
Retirement Income payments for a Participant who attained age 70 before January 1, 1988, and who is not a 5% owner will begin not later than April of the calendar year following the later of (A) the calendar year in which the Participant attained age 70 ½ or (8) the calendar year in which the Participant retires.

(4)
Retirement Income payments for a Participant who attained age 70 before January 1, 1988, and who is a 5% owner will begin not later than April 1 of the calendar year following the later of (A) the calendar year in which the Participant attained age 70 ½, or (B) the earlier of (i) the calendar year within which ends the Plan Year in which the Participant becomes a 5% owner, or (ii) the calendar year in which the Participant retires.

(5)
A Participant is treated as a 5% owner for purposes of this paragraph (c), if such Participant is a 5% owner as defined in Code Section 416(i) at any time during the Plan Year ending within the calendar year in which such owner attains age 66 or any subsequent Plan Year. Once a Participant is described in this subparagraph, distributions will continue to such Participant even if such Participant ceases to own more than 5% of the Company in a subsequent year. Effective January 1, 1999, a Participant is treated as a 5% owner if the Participant is a "5 percent owner" (as defined in Code Section 416(i)(1)(B)(i)) at any time during the calendar year in which the Participant attains age 70 ½.

(6)
If a Participant receives payments under this paragraph (c), such payments will be determined as if the Participant's Late Retirement Date were the date by which Retirement Income payments must be made under this paragraph (c). If the Participant continues to earn additional Accrued Benefits after this date, his or her Monthly Retirement Income will be redetermined on each January 1 following the date benefit payments commence. This re-determined benefit will be payable under the Form of Retirement Income elected as of the Late Retirement Date in accordance with Section 5.7.

(7)
Effective January 1, 1999, for a Participant whose continued active employment results in the deferral of Retirement Income to a date later than April 1 following the calendar year the Participant attains age 70-1/2 (the "Base Date"), the Accrued Benefit for such a Participant shall be Actuarially adjusted to reflect the deferral period from the Base Date to the date the Participant commences payment of Retirement Income. The Actuarial adjustment shall be based on the factors stated in Section 1.4(d).

5.12	Delay of Payment Due to Administrative Error.

(a)
Delay in Commencing Annuity Payments. In the event Retirement Income payments to a Participant are delayed for more than 60 days beyond his or her Retirement Date due to an administrative error, or such other event designated by the Committee, the affected Participant shall be entitled to Retirement Income payments retroactive to his or her Retirement Date, plus interest at a rate of 6% per year on the portion of the delayed payment which is more than 60 days late.

(b)
Delay in Payment of Lump-Sum. Effective on and after November 1, 1998, the provisions of this paragraph shall apply if a Participant or Beneficiary becomes entitled to receive a lump-sum Retirement Income payment pursuant to Section 5.7 or 5.8, and if the payment of such lump-sum is delayed due to an administrative error for more than 60 days. In such a case, if the Participant or Beneficiary has a right to receive a lump-sum based on the balance of his or her Cash Balance Account (or other ac count balance under the Plan which is expressed as a single sum), then the amount payable on the delayed date shall be the balance of such account after crediting of interest applicable to the account through the end of month immediately preceding the delayed payment date. However, if the Participant or Beneficiary has a right to receive a lump-sum based on the Actuarial present value of an Accrued Benefit ex pressed in the form of an annuity, the lump-sum which shall be payable to the Participant or Beneficiary as soon as administratively practical after the administrative error has been detected shall be an amount that is equal to the greater of:

(1)
the sum of: (A) the Actuarial present value of the Accrued Benefit based on the age, mortality and interest rate factors in effect as of the 60th day following the earliest date on which the benefit could have been paid in accordance with the terms of the Plan, plus (B) interest at 6% per annum for the whole and/or partial years from the said 60th day to the payment date; or

(2)
a lump-sum based on the Accrued Benefit on the date of Termination (or death, if applicable), but with the Actuarial present value based on the age, mortality and interest rate factors in effect as of the actual payment date.

5.13	Suspension of Benefits for Active Participants at Normal Retirement Date.

(a)
Permissible Suspension. For a Participant who has not previously commenced receiving monthly benefits and who continues in active service as an Employee after attaining his or her Normal Retirement Date, the right to receive payment of benefits shall be suspended so long as such employment continues, but not later than any required beginning date applicable to the Participant under Section 5.11(c), at which time the benefit shall commence. For any period of suspension between the Normal Retirement Date and April 1 following the year the Participant attains age 70112 there shall be no Actuarial adjustment to the Participant's benefit attributable to the suspension of the benefit. For any period of suspension that continues past such date, the terms of Section 5.11(c)(7) shall apply.

Any such suspension shall not apply to a Participant who has attained age 65 and performs no more than 40 Hours of Service per month. The benefit for such a Participant shall commence on the later of the Normal Retirement Date or the first day of the month following the date the Participant performs 40 or fewer Hours of Service per month.

(b)
Notice of Suspension of Benefits. A Participant whose benefit payment rights are suspended as described in the previous paragraph shall be notified in writing of such suspension as soon as administratively practical following the date as of which such payments are withheld. Such notice shall, among other things, advise the Participant of his or her right to request a review of the suspension, in accordance with the procedures in Section 12.6.

(c)
Participant's Duty to Notify Plan Administrator. Each such Participant shall have the duty to notify the Plan Administrator if and when the Participant modifies his or her regular work schedule to fewer than 40 Hours of Service per month, in which case the suspension shall cease, subject to verification by the Committee.

(d)
Benefits Paid in Error May Offset Future Benefits. In the event that benefits are mistakenly paid to a Participant during a period for which benefit payments should have been suspended under this Section, the amount mistakenly paid may be offset against benefits which become properly payable in the future, provided that such offset shall not exceed 25% of the benefit payable in each subsequent month.

5.14
Benefits Under a Qualified Domestic Relations Order (QDRO). A domestic relations order, if (but only if) it is determined by the Committee (or the Committee's designated QDRO administrator) to be a Qualified Domestic Relations Order, may provide, as of a stated date (or upon the occurrence of a stated event pertaining to the Participant), either:

(a)	the division of a Participant's Accrued Benefit between the Participant and a named alternate payee, in portions or amounts stated in the QDRO;

(b)
the distribution to a named alternate payee of a stated portion (or dollar amount) of the Participant's benefit, in an amount not greater than the value of the Participant's Accrued Benefit that is vested at such time; or

(c)	a right for a named alternate payee to be treated as Beneficiary for all or a stated portion of a Participant's death benefit.

Notwithstanding any other provision of this Section, a QDRO may not (1) require a form of benefit distribution not provided under the terms of this Plan, (2) cause any unvested benefit to be vested, (3) cause a Participant's Accrued Benefit to have a value greater than the value determined under the terms of this Plan, (4) provide for a distribution to commence from an alternate payee's benefit at a time later than the latest date or age as of which a benefit distribution may commence under this Plan, or (5) otherwise state terms that are inconsistent with the terms of this Plan.

The Committee (or QDRO administrator) shall determine whether a domestic relations order meets the requirements of this Section within a reasonable period after it is received by the Committee (or QDRO administrator). The Committee (or QDRO administrator) shall notify the Participant and any alternate payee that a domestic relations order has been received. Any amounts due the alternate payee under the domestic relations order which, in its absence, would be paid to the Participant or a beneficiary, shall be held during the period while the domestic relations order's qualified status is being determined. If a domestic relations order is not affirmatively determined to be a QDRO, then such restriction shall lapse on the earlier of the (a) the date the order is determined not to be a QDRO and appeal rights under Section 12.6(c) or (d) (whichever is applicable) have expired or been exhausted, or (b) 18 months after such restriction is imposed.

5.15
Death or Disability While Performing Qualified Military Service. The Plan treats a Participant who, on or after January 1, 2007, dies or becomes disabled (as defined under the terms of the Plan) while performing qualified military service (as defined in Code §414(u)) with respect to the Employer as if the Participant had resumed employment in accordance with the Participant's re-employment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.

5.16
Non-spouse Beneficiary Rollover. For distributions first commencing after December 31, 2009, a non-spouse beneficiary who is a "designated beneficiary" under Code §401(a)(9)(E) and the regulations thereunder may roll over by a direct trustee-to-trustee transfer ("direct rollover"), all or any portion of his or her distribution to an Individual Retirement Account (IRA) the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution must otherwise satisfy the definition of an "eligible rollover distribution" under Code §401(a)(31) and the provisions of Section 5.9 and this Section.

(a)	If a non-spouse beneficiary receives a distribution from the Plan, the distribution will not be eligible for a 60-day (non-direct) rollover.

(b)
If the Participant's named beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E).

(c)
A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Regulations and other guidance. If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the five-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, Q&A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary's distribution.

ARTICLE VI
TERMINATION AND VESTING

6.1	Vesting.

(a)	Except as described in subsection (b), a Participant's vested Accrued Benefit will be equal to the sum of (1) and (2) below :

(1)	The Participant's Accrued Benefit Attributable to the Old Plan Account deter mined in accordance with Section 4.5.

(2)
Effective January 1, 1989, the Participant's Accrued Benefit Attributable to Company Contributions (determined in accordance with Section 4.6) multiplied by the vested percentage shown in the following table:

Years of Vesting Service    Vested Percentage

Fewer than 5
5 or more

0%
100%

(b)
A Grossmont Participant's, and a Commerce Participant's, Accrued Benefit will be equal to his or her Accrued Benefit Attributable to Company Contributions (determined in accordance with Section 4.1) multiplied by the vested percentage shown in the following table:

Years of Vesting Service    Vested Percentage

Fewer than 3 years
3years but fewer than 4

4	years but fewer than 5 5 or more years

0%
20%
40%
100%

(c)	In addition, a Participant's Accrued Benefit will be 100% vested if and when the Participant attains his or her Normal Retirement Age while an active Employee.

(d)	Effective December 12, 1994, a Participant will receive vesting credit for any and all years and partial years of Qualified Military Service.

(e)	The vested percentage of Cash Balance Accrued Benefit for each Participant who has at least one Hour of Service after December 31, 2007, shall be determined according to the following table:

Years of Vesting Service    Vested Percentage

Fewer than 3
3 or more

0%
100%

6.2	Termination Benefit.

(a)	A Terminated Vested Participant will have the option of :

(1)
withdrawing his or her Old Plan Account, in which event the Participant would be entitled to his or her vested Accrued Benefit Attributable to Company Contributions commencing on his or her Normal or Early Retirement Date, or

(2)	leaving his or her Old Plan Account in the Plan, in which event the Participant would be entitled to his or her vested Accrued Benefit commencing on his or her Normal or Early Retirement Date.

(b)
The monthly amount of Retirement Income payable to a Terminated Vested Participant who commences his or her benefit on the Normal Retirement Date will be equal to the vested Accrued Benefit (or, if the Old Plan Account has been withdrawn, the vested Accrued Benefit Attributable to Company Contributions) earned to the date of Termination of Employment. This Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with Section 5.7.

(c)
The monthly amount of Retirement Income payable to a Terminated Vested Participant who commences his or her benefit on an Early Retirement Date is equal to the Early Retirement Income described in Section 5.3.

(d)
Except as provided in Section 5.8, the Old Plan Account of a Participant will not be distributed pursuant to this Section unless the Participant elects such distribution and the Eligible Spouse of the Participant consents to the distribution not more than 90 days prior to the date of such distribution. The Eligible Spouse's consent must ac knowledge the effect of the election and must be witnessed by a plan representative or notary public. The requirement for consent of the Eligible Spouse will be waived if the Participant establishes to the satisfaction of the Committee that such consent cannot be obtained because there is no Eligible Spouse, the Eligible Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

6.3	Re-employment After Termination of Employment.

(a)
If a Terminated Vested Participant is subsequently reinstated as an Active Participant, his or her Retirement Income subsequent to his or her eventual Termination of Employment following the second period of employment will be based on the Participant's Accrued Benefit under the provisions of the Plan in effect as of such subsequent Termination of Employment, except that it may not be less than the Participant's Accrued Benefit as of the date of any prior Termination of Employment.

(b)
If a Participant's employment with the Company terminates prior to the Participant's becoming partially or fully vested in his or her Accrued Benefit, the Participant will be deemed to have received a distribution of his or her entire vested interest under the Plan. The Participant's unvested Accrued Benefit will be forfeited on the date of his or her Termination of Employment. A Participant whose benefit has been so forfeited will be deemed "cashed out" from the Plan. If the former Participant is re-employed before incurring five consecutive Breaks in Service and after completing a Year of Vesting Service, his or her Cash Balance Account and Accrued Benefit will be restored in accordance with Sections 3.5(a) and 4.1 respectively.

6.4	Termination Benefits and Re-employment for Commerce Participants.

(a)
A Commerce Participant may elect to receive the portion of his or her Accrued Benefit earned prior to January 1, 1999 on the first day of any month coincident with or following his or her Termination of Employment ("Termination Benefit"). The Termination Benefit is the Actuarial Equivalent of the Accrued Benefit earned prior to January 1, 1999. For early retirement reduction, Actuarial Equivalent shall be calculated as described in Section 5.3(e). For benefit form adjustment, Actuarial Equivalent shall be calculated as described in Sections 5.7(g)(2) and 5.7(g)(3). Upon meeting the requirements of Section 1.17(d), a Commerce Participant may receive the remainder of his or her Accrued Benefit earned on or after January 1, 1999.

(b)
In the event a vested Commerce Participant who terminated after December 31, 1998 and before his or her Early Retirement Date, received a distribution upon Termination of Employment, and becomes re-employed, which means he or she has at least 40 Hours of Service with the Employer during any calendar month, his or her Termination Benefit or Retirement Income shall be determined and paid as described below :

(1)	In the event a Commerce Participant has commenced annuity payments and is subsequently re-employed, such annuity payments shall continue upon re employment;

(2)
In the event a Commerce Participant received a lump sum distribution under Section 5.7(g)(3) upon Termination of Employment and becomes re-employed prior to incurring five consecutive one-year Breaks-In-Service, he or she may repay such benefit with interest, at 120% of the Federal mid-term rate as in effect for the first month of the Plan Year, to the Plan within five years after reemployment.

The Accrued Benefit of a Commerce Participant who makes such repayment shall be determined as if no prior distribution occurred.

(3)	The additional benefit earned during re-employment may be paid in any form elected by the Participant pursuant to Sections 5.7(a) to (d).

6.5
Special Termination Benefit for Sumitomo Participants. This Section applies to a Sumitomo Participant who (a) had a Termination of Employment for any reason between October 1, 1998 and September 30, 1999, (b) was not a Highly Compensated Employee (as defined in this Plan) for the Plan Year in which the Termination of Employment occurred, and (c) elected to receive severance benefits in connection with his or her separation from the Company under either the Sumitomo Severance Benefit Program, the Executive Retention and Severance Benefit Agreement and/or the Key Contributor Retention and Severance Agreement (which are plans and programs that are not part of this Plan and are not funded by the Trust Fund). In the case of each Sumitomo Participant who met all of the conditions of the previous sentence, the minimum benefit under Section 4.1(c) of this Plan as of his or her Termination of Employment shall be increased by 6.5%.

ARTICLE VII
DISABILITY BENEFITS

7.1
Determination of Disability. A Participant has a "total and permanent disability" if, while employed by the Company, the Participant ceases to perform the duties assigned to him or her by the Company due to a disability that meets the following eligibility criteria:

(a)
the Participant is entitled to disability retirement income payments under Title II of the Federal Social Security Act; provided, however, that this criterion in this clause "(a)" shall cease to be applicable to the definition of "total and permanent disability" on or after March 1, 2002, and

(b)	the Participant is eligible for disability benefits under the Company's long term disability plan.

It will be the responsibility of the Participant to submit proof of disability, as described in clause (a) and (b) above, satisfactory to the Committee.

7.2
Eligibility for Disability Benefits. A Disabled Participant or former Disabled Participant may retire on a Disability Retirement Date if the Participant has completed five Years of Vesting Service as of the date first disabled under Section 7.1.

7.3
Disability Retirement Date. If the Participant's total and permanent disability continues until the Participant's Normal Retirement Date, the Participant's Disability Retirement Date shall be the Normal Retirement Date (or the first day of the month following Termination of Service, if later). If a Disabled Participant's total and permanent disability ends before the Normal Retirement Date, the Participant may retire on an Early or Normal Retirement Date, whichever applies, and such date will be his or her Disability Retirement Date.

7.4
Disability Retirement Income. A Disabled Participant will be entitled to a monthly Disability Retirement Income beginning on his or her Disability Retirement Date. The amount will be equal to the retirement income from Section 5.2,5.3, or 5.4 on the Disability Retirement Date. While a Participant's total and permanent disability continues, until the earliest of the Participant's attaining his or her Normal Retirement Date, death, or the Participant's Disability Retirement Date, Earnings will be credited (in accordance with Section 3.2, as though the Participant were continuing to accrue 1,000 or more Hours of Service per year) in the amount equal to Earnings in the most recent year prior to the year of initial disability in which 1,000 Hours of Service were worked. Disability Retirement Income will be subject to adjustment depending on the Form of Retirement Income elected in accordance with Section 5.7.

ARTICLE VIII
DEATH BENEFITS

8.1	Death after Commencement of Benefits. Death Benefits for a Retired Participant will be determined in accordance with the provisions of the applicable Form of Retirement Income elected.

8.2	Death Prior to Commencement of Benefits. This Section 8.2 shall be effective April 1, 1997, except as otherwise stated below.

(a)
If a Participant, whose vested Accrued Benefit is calculated under Section 4.2, dies before his or her Retirement Date, the Participant's Eligible Spouse, if any, will receive a benefit commencing on the first day of the month following the Participant's death. The Eligible Spouse may elect to defer payment until the first day of any month on or before the Participant's Normal Retirement Date. The Eligible Spouse will receive a monthly benefit equal to the Actuarial Equivalent amount, as of the date the benefit commences, of the Participant's Cash Balance Account, based upon the Eligible Spouse's age as of the date the benefit commences. This benefit will continue to the death of the Eligible Spouse. Instead of receiving the benefit in the form of a Life Annuity, the Eligible Spouse may elect to receive the benefit in the Lump Sum Payment Option, described in Section 5.7(c). If the Participant does not have an Eligible Spouse who survives him or her, the Cash Balance Account as of the Participant's death will be paid on the first of the month following death to the Participant's estate.

For a Participant who is survived by an Eligible Spouse, the amount of the monthly benefit payable to the Eligible Spouse, as described in this subsection (a) (the "Cash Balance Annuity"), shall in no event be less than any of the following minimum benefits (assuming a benefit commencement date that is the same as the actual benefit commencement date under the prior paragraph) to the extent that any of the following minimum benefit rules is applicable to the deceased Participant:

(1)
For Participant with a Minimum Accrued Benefit as defined in Section 4.3 or a Grandfathered Minimum Accrued Benefit as defined in Section 4.4, the Cash Balance Annuity shall not be less than the Minimum Death Benefit that would be payable to the Eligible Spouse as described in Article 4 of Appendix ill.

(2)
Effective January 1, 1998, for a Grossmont Participant who has a minimum benefit described in Section 4.1 (b), the Cash Balance Annuity shall not be less than the monthly amount that would be payable as a 50% pre-retirement survivor annuity to the Eligible Spouse with respect to that minimum benefit, in accordance with the actuarial factors and other terms of the Grossmont Plan that were in effect on December 31, 1997.

(3)
Effective October 1, 1998, for a Sumitomo Participant who has a minimum benefit described in Section 4.1(c), the Cash Balance Annuity shall not be less than the monthly amount that would be payable as a 50% pre-retirement survivor annuity to his or her Eligible Spouse with respect to that minimum benefit, in accordance with the actuarial factors and other terms of the Sumitomo Plan that were in effect on September 30, 1998.

(4)
Effective January 1, 1999, for a Commerce Participant who has a minimum benefit described in Section 4.1(d), the Cash Balance Annuity shall not be less than the monthly amount that would be payable as a 50% pre-retirement survivor annuity to the Eligible Spouse with respect to that minimum benefit, in accordance with the actuarial factors and other terms of the Commerce Plan that were in effect on December 31, 1998.

(b)
If a Participant, whose vested Accrued Benefit is calculated under Plan provisions in effect prior to April 1, 1997, dies before his or her Retirement Date, the Participant's Eligible Spouse, if any, will receive a death benefit in accordance with the prior provisions.

8.3
Effect of Old Plan Account. The Eligible Spouse of a Participant who has an Old Plan Account at death may elect to receive it in a lump sum immediately following death. If the Eligible Spouse elects to receive monthly payments in addition to this lump sum in accordance with Section 8.2(a), the monthly amount payable will equal the monthly amount before consideration of the Old Plan Account reduced by the Accrued Benefit Attributable to the Old Plan Account, as described in Section 4.5. For Participants who die with 10 or more Years of Vesting Service, the Accrued Benefit Attributable to the Old Plan Account commencing prior to the first of the month following what would have been the Participant's earliest Early Retirement Date is the Actuarial Equivalent of the Accrued Benefit Attributable to the Old Plan Account at that earliest Early Retirement Date.

8.4
Return of Old Plan Account. Upon the death of the Participant or, if later, the death of the Eligible Spouse entitled to payments under Section 8.1 or 8.2, the Participant's remaining Old Plan Account, if any, will be paid to the Participant's Beneficiary. For purposes of this Section 8.4, the Participant's remaining Old Plan Account will be equal to the excess, if any, of:

(a)	the Participant's Old Plan Account as of his or her date of death or, if earlier, Retirement Date over

(b)	the sum of all amounts previously paid from the Trust Fund on such Participant's behalf.

ARTICLE IX
FINANCING THE PLAN

9.1	Company Contributions.

(a)
The Company expects to make the contributions necessary to provide the benefits of the Plan. Such contributions will not be less than the amount necessary to meet the minimum funding standards of ERISA.

(b)
All contributions will be deposited in the Trust Fund and will be disbursed in accordance with the provisions of the Plan and the Trust Agreement. All benefit payments under the Plan will be paid from the Trust Fund. No person will have any interest in, or right to, any part of the assets of the Plan except as expressly provided in the Plan.

(c)	Gains arising from experience under the Plan will not serve to increase the benefits otherwise due any Participant, but will be used to reduce future Company contributions.

9.2	Return of Company Contributions.

(a)
Except as provided below and in Section 10.2, the assets of the Plan will never inure to the benefit of the Company and will be held for the exclusive purposes of providing benefits to Participants of the Plan and their Beneficiaries and defraying reasonable expenses of administering the Plan.

(b)
If a contribution is made by the Company by a mistake of fact, such contribution will be returned to the Company provided this is done within one year after the payment of such contribution. Earnings attributable to the excess contribution may not be returned, but losses attributable thereto shall reduce the amount to be returned.

(c)
Contributions are conditioned upon their current deductibility under Code Section 404. If a contribution deduction is disallowed, to the extent the deduction is disallowed, such contribution will be returned to the Company within one year after the disallowance.

9.3	Employee Contributions. The Company pays the entire cost of the Plan. No employee contributions or rollovers are required or permitted.

ARTICLE X
TERMINATION OF THE PLAN

10.1	Termination of Plan. The Company expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part.

10.2	Procedures Upon Termination of Plan. Upon termination of the Plan, the following provisions will apply:

(a)
Upon complete termination of the Plan, the Accrued Benefit of each Active or fuactive Participant will become fully vested and nonforfeitable (to the extent funded). No additional Employees will become Participants.

Upon partial termination of the Plan, the Accrued Benefit of each Active or fuactive Participant who is affected by such partial termination will become fully vested and nonforfeitable (to the extent funded).

(b)	The assets of the Plan available to provide benefits will be allocated among Participants and their Beneficiaries in the manner and order prescribed by ERISA Section 4044.

If any assets of the Plan remain after all liabilities of the Plan to Participants and their Beneficiaries have been satisfied or provided for, any residual assets will be paid to the Company, provided such payment does not contravene any provision of law.

(c)	Upon termination of the Plan, benefits of missing Participants shall be treated in accordance with ERISA Section 4050.

ARTICLE XI
INTERNAL REVENUE CODE LIMITATIONS ON BENEFITS

11.1
Earnings Limitation under Code Section 401(a)(17). A Member's "Earnings," for purposes of determining his or her Accrued Benefit under this Plan, shall be subject to the limitations of Code Section 401(a)(17), as stated in Section 1.18(c) of this Plan.

11.2	Maximum Retirement Benefit under Code Section 415.

(a)	For purposes of this Section 11.2 only, the following definitions will apply:

(1)
"Annual Benefit" means a retirement benefit payable annually in the form of a straight life annuity. A benefit payable in a form other than a straight life annuity will be adjusted to be the Actuarial Equivalent of a straight life annuity before applying the limitations of this Section 11.2. However, no Actuarial adjustment will be made for the value of a qualified joint and survivor annuity or the value of benefits that are not directly related to retirement benefits.

(2)
"Annual Benefit Dollar Limit" means the dollar limit for the applicable Plan Year, as stated in paragraph (b)(l) of this Section 11.2, after taking account of any annual adjustment to that limit as stated in that paragraph.

(3)	"Compensation" has the meaning stated in Section 1.15, except that effective for Limitation Years commencing on or after January 1, 2008, the following additional rules shall apply.

(A)
The term "Compensation" shall include payments of Post-Severance Compensation made to a Participant by the latest of (i) 2-1/2 months from the date of Termination of Employment, (ii) the end of the Limitation Year for which the Employer is required to furnish the Participants a written statement under Code §§6041(d), 6051(a)(3) and 6052 or (iii) the last day of the Plan Year.

(B)
The term "Compensation" shall not include any payment to a Participant by the Employer after the Participant's Termination of Employment that is not Post-Severance Compensation as defined in (C) below, even if payment of the amount is made within the time period specified in 11.2(a)(3)(A)(i) above.

(C)	"Post-Severance Compensation" shall mean any amount received as regular pay after Termination of Employment if:

(i)
the payment is regular remuneration for services during the Participant's regular working hours, or remuneration for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)	the payment would have been paid to the Participant prior to a Termination of Employment if the Participant had continued in employment with the Employer.

(D)	For Limitation Years beginning after December 31, 2008, Compensation shall not include any differential wage payment, as defined in Code §3401(h)(2).

(4)	"Limitation Year" means a Plan Year, which coincides with the calendar year.

(5)
"Social Security Retirement Age" means the age used as the retirement age for a Participant under Section 216(1) of the Social Security Act except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(1)(2) of such Act were 62.

(b)	The Annual Benefit of a Participant who commences his or her benefit on a date within a Limitation Year may not at any time within a Limitation Year exceed the lesser of (1) or (2) below :

(1)
The dollar limit set forth in Code Section 415(b)(I)(A), as that limit may be modified for the applicable Limitation Year either by amendment of Code Section 415(b)(1) or as a result of an adjustment approved by the Secretary of the Treasury pursuant to Section 415(d) (for example, the limit shall be $140,000 in Plan Year 2001 and $160,000 in Plan Year 2002). Effective each January 1, this limitation will be automatically adjusted to the new dollar limitation prescribed by the Secretary of the Treasury for that calendar year.

(2)
100% of the annual average of the Participant's Compensation from the Employer for the three consecutive Limitation Years (or all Limitation Years, if fewer than three), during which he or she participated in the Plan and which give the highest average.

(c)
If the Annual Benefit payable to a Participant under this Plan and all other defined benefit plans of the Company does not exceed $10,000 and the Employer has not maintained a defined contribution plan in which the Participant participated, the maxi mum otherwise imposed by this Section 11.2 will not apply.

(d)	Service or participation less than ten years

(1)
If a Participant has completed less than ten years of participation in the Plan, the Annual Benefit Dollar Limit will be multiplied by the ratio of the Participant's years (or part thereof) of participation in the Plan to ten. This ratio will not be fewer than one-tenth.

(2)
If a Participant has completed fewer than 10 Years of Vesting Service, the limits otherwise imposed by Sections 11.2(b)(2) and 11.2(c) will be multiplied by the ratio of the Participant's Years of Vesting Service (or part thereof) to ten. This ratio will not be less than one-tenth.

(3)	To the extent required by regulations under Code Section 415, this Section 11.2(d) will be applied separately with respect to each change in the benefit structure of the Plan.

(e)	The provisions of this subsection (e) shall apply to Participants whose benefit commencement date occurs in any Plan Year beginning prior to January 1, 2002.

(1)
If the Participant's benefit payments are to commence at or after age 62 and the Participant's Social Security Retirement Age is 65, the Annual Benefit Dollar Limit will be reduced by five-ninths of one percent for each month by which benefits commence before the month in which the Participant attains age 65 or,

(2)
If the Participant's benefit payments are to commence at or after age 62 and the Participant's Social Security Retirement Age is greater than 65, the Annual Benefit Dollar Limit will be reduced by five-ninths of one percent for each of the first 36 months and five-twelfths of one percent for each of the additional months (up to 24) by which benefits commence before the month in which the Participant attains Social Security Retirement Age.

(3)
If the Participant's benefit payments are to commence prior to the month in which the Participant attains age 62, the Annual Benefit Dollar Limit shall be reduced for each month by which benefits commence prior to the date of attaining age 62, as follows. First, the limit at age 62 (the "Age 62 Limit") shall be determined pursuant to paragraph (1) or (2) above (whichever is applicable to the Participant). Second, the Age 62 Limit shall be reduced to the lesser of:

(A)	the product of (i) the Age 62 Limit, times (ii) the "implied early retirement factor" (as hereafter defined), or

(B)	the Actuarial Equivalent of the Age 62 Limit, based upon a 5% interest rate and the Applicable Mortality Table.

The "implied early retirement factor" shall mean the ratio of: (1) the early retirement reduction factor determined under Section 5.3 as applied to the Participant's age on his or her actual benefit commencement date, to (2) the early retirement reduction factor determined under Section 5.3 which would apply if the Participant elected to defer the commencement of his or her benefit to age 62.

(4)
If a Participant's benefit payments are to commence after the Participant's Social Security Retirement Age, the Annual Benefit Dollar Limit will be increased to the Actuarial Equivalent of the limit as of the Participant's Social Security Retirement Age, but the mortality factor of the Actuarial Equivalence calculation shall be ignored.

(f)	The provisions of this subsection (f) shall apply to Participants whose benefit commencement date occurs in any Plan Year beginning on or after January 1, 2002.

(1)	If the Participant's benefit commences prior to age 62, the Annual Benefit Dollar Limit shall be reduced to the lower of the following two amounts:

(A)	the Actuarially Equivalent dollar amount that reflects the number of months by which the benefit commencement date precedes the date of attaining age 62, based on an interest rate equal to 5%; or

(B)	the dollar amount that reflects the applicable reduction factor that would apply under the terms of the Plan.

(2)	If a Participant's benefit commencement date occurs between the date of attaining age 62 and 65, the Annual Benefit Dollar Limit shall not be adjusted on account of early commencement.

(3)
If the Participant's benefit commencement date occurs after attaining age 65 under circumstances resulting in a right to receive an Actuarial adjustment in the benefit payable under the Plan, the Annual Benefit Dollar Limit shall be increased by means of an Actuarial adjustment based on either (A) an interest rate of 5% (applied solely to the period that is subject to Actuarial adjustment under the Plan), or (B) the Actuarial adjustment factor that is applicable to the Participant's benefit under the Plan, whichever produces the lower limitation amount. When calculating the adjustment of the Annual Benefit Dollar Limit according to this paragraph, mortality shall be ignored.

(g)
If the Accrued Benefit of any Participant as of the close of the last Limitation Year beginning before January 1, 1987 exceeds the benefit limitations under Code Section 415(b) then, for purposes of Code Section 415(b) (and 415(e) for periods prior to January 1,2000) such Participant's defined benefit dollar limitation under Code Section 415(b)(l) will be equal to his or her Accrued Benefit, determined as of such date as if the Participant had separated from service on that date. For purposes of this para graph, any changes in the terms and conditions of the Plan or cost of living adjustments occurring after May 5, 1986 will be disregarded.

(h)
All defined benefit plans of the Employer, terminated or not, will be considered as one plan for purposes of the limitations specified under this Section 11.2, and all Affiliates and Subsidiaries of the Employer will be considered as one employing company.

(i)
The terms of this subsection shall not apply to any benefit which commences on or after January 1, 2000. In any case in which a person is a Participant in both a defined benefit plan and a defined contribution plan maintained by any Affiliate or Subsidiary of the Company, the sum of (1) and (2) below for any Limitation Year may not exceed 1.0:

(1)	The defined benefit plan fraction for such Limitation Year is equal to the quotient of (A) divided by (B) below :

(A)	The Annual Benefit of the Participant under the Plan and all other defined benefit plans (determined as of the close of such Limitation Year).

(B)	The lesser of 125% of the Annual Benefit Dollar Limit and 140% of the amount described in Section 11.2(b)(2).

If the Employee was a participant in one or more defined benefit plans maintained by any Affiliate or Subsidiary, which were in existence on May 5, 1986, the amount calculated in (B) will not be less than 125% of the Employee's accrued benefit under such defined benefit plans as of December 31, 1986, determined without regard to any change in the terms or conditions of the plan made after May 5, 1986, and with out regard to any cost of living adjustment occurring after May 5, 1986. The preceding sentence only applies if the defined benefit plans individually and in the aggregate satisfied the requirement of Code Section 415 as in effect on December 31, 1986.

(2)	The defined contribution plan fraction for such Limitation Year is equal to the quotient of (A) divided by (B) below:

(A)	The aggregate of the annual additions to the Participant's account under said defined contribution plan as of the close of such Limitation Year.

(B)
The lesser of 125% of the maximum annual additions to such account for all Years of Vesting Service with the Employer, or 1.4 multiplied by 25% of the Participant's Compensation for all Years of Vesting Service with the Employer.

If the Plan satisfied the applicable requirements of Code Section 415 as in effect for the last Plan Year beginning before January 1, 1987, an amount will be subtracted from the amount calculated in (A) (but not reducing the amount in (A) to less than zero) so that the sum of the defined benefit fraction and defined contribution fraction computed under Code Section 415(e)(1) does not exceed 1.0 for such Plan Year (determined as if the changes to Code Section 415 made by the Tax Reform Act of 1986 and any technical corrections to such act were in effect for such Plan Year).

(3)	If the sum of (1) and (2) exceeds 1.0, the Annual Benefit under this Plan will be limited to such amount as will reduce such sum to 1.0.

(j)	Adjustments for Distribution Other than as a Straight Life Annuity.

(1)
Effective for Limitation Years commencing after June 30, 2007, a retirement benefit that is payable in any form other than a straight life annuity and that is not subject to Code §417(e)(3) must be adjusted to an actuarially equivalent straight life annuity that equals the greater of the annual amount of the straight life annuity (if any) payable under the Plan at the same Annuity Starting Date, and the annual amount of a straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit computed using an interest rate of 5% and the Applicable Mortality Table.

(2)
For Limitation Years commencing before July 1, 2007, a retirement benefit that is payable in any form other than a straight life annuity and that is not subject to Code §417(e)(3) must be adjusted to an actuarially equivalent straight life annuity that equals the annual amount of a straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit computed using whichever of the following produces the greater annual amount: (i) the interest rate and mortality table or other tabular factor specified in the Plan for adjusting benefits in the same form; and

(ii) a 5% interest rate assumption and the Applicable Mortality Table.

(3)
A retirement benefit that is payable in any form other than a straight life annuity and that is subject to Code §417(e)(3) must be adjusted so as to equal the actuarially equivalent straight life annuity, determined according to the Annuity Starting Date, as provided in the following rules.

(A)
If the Annuity Starting Date is in a Plan Year beginning after 2005, the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit using whichever of the following produces the greatest annual amount: (i) the interest rate and the mortality table or other tabular factor specified in the Plan for adjusting benefits in the same form; (ii) a 5.5% interest rate assumption and the Applicable Mortality Table; and (iii) the applicable interest rate under Code §417(e)(3) and the Applicable Mortality Table, divided by 1.05.

(B)
If the Annuity Starting Date is in a Plan Year beginning in 2004 or 2005, the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit using whichever of the following produces the greater annual amount: (i) the interest rate and the mortality table or other tabular factor specified in the Plan for adjusting benefits in the same form; and (ii) a 5.5% interest rate assumption and the Applicable Mortality Table.

(C)
If the Annuity Starting Date is on or after the first day of the first Plan Year beginning in 2004 and before December 31, 2004, and the Plan applies the transition rule in section 101(d)(3) of PFEA '04 in lieu of the rule in (B) above, the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit determined in accordance with Notice 2004-78.

(k)	Adjustments for Distributions Commencing Before Age 62:

(1)
if the benefit commences prior to the Participant's attainment of age 62 and if the Annuity Starting Date is in a Limitation Year beginning before July 1, 2007, the annual amount of the benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the dollar limitation under Code §415(b)(1)(A) (as adjusted under Code §415(d)), with actuarial equivalence computed using which ever of the following produces the smaller annual amount:

(A)	the interest rate and the mortality table or other tabular factor specified in the Plan for determining actuarial equivalence for early retirement purposes; or

(B)	a 5% interest rate assumption and the Applicable Mortality Table.

(2)
if the benefit commences prior to the Participant's attainment of age 62 and if the Annuity Starting Date is in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the dollar limitation under Code §415(b)(1)(A) (as adjusted under Code §415(d)), with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table and expressing the Participant's age based on completed calendar months as of the annuity starting date.

(3)
if the benefit commences prior to the Participant's attainment of age 62 and if the Annuity Starting Date is in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 62 and the age of benefit commencement, the lesser of

(A)	the adjusted dollar limitation determined according to (2) above; and

(B)
the product of the dollar limitation under Code §415(b)(1)(A) (as adjusted under Code §415(d)) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitations of Code §415.

(I)	Adjustment When Benefit Commences After the Social Security Retirement Age.

(1)
if the benefit commences after the Participant's attainment of age 65 and if the Annuity Starting Date is in a Limitation Year beginning before July 1, 2007, the annual amount of the benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the dollar limitation under Code §415(b)(1)(A) (as adjusted under Code §415(d)), with actuarial equivalence computed using which ever of the following produces the smaller annual amount:

(A)	the interest rate and the mortality table or other tabular factor specified in the Plan for determining actuarial equivalence for delayed retirement purposes; or

(B)	a 5% interest rate assumption and the Applicable Mortality Table.

(2)
if the benefit commences after the Participant's attainment of age 65 and if the Annuity Starting Date is in a Limitation Year beginning on or after July 1, 2007, and the Plan does not have an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the annual amount of a benefit payable in the form of a straight life annuity commencing at the Participant's Annuity Starting Date that is the actuarial equivalent of the dollar limitation under Code §415(b)(l)(A) (as adjusted under Code §415(d)), with actuarial equivalence computed using a 5% interest rate assumption and the Applicable Mortality Table and expressing the Participant's age based on completed calendar months as of the annuity starting date.

(3)
if the benefit commences after the Participant's attainment of age 65 and if the Annuity Starting Date is in a Limitation Year beginning on or after July 1, 2007, and the Plan has an immediately commencing straight life annuity payable at both age 65 and the age of benefit commencement, the lesser of

(A)	the adjusted dollar limitation determined according to (2) above; and

(B)
the product of the dollar limitation under Code §415(b)(l)(A) (as adjusted under Code §415(d)) multiplied by the ratio of the annual amount of the immediately commencing straight life annuity under the Plan at the Participant's Annuity Starting Date to the annual amount of the immediately commencing straight life annuity under the Plan at age 65, both deter mined without applying the limitations of §415.

(m)	For purposes of the foregoing subsections (j), (k) and (I) the following definitions apply :

(1)
"Applicable Mortality Table" means the table described in Revenue Ruling 2001- 62, or such other table applicable under Code §417(e) as may be published from time to time by the Internal Revenue Service.

(2)
"Annuity Starting Date" means the first day of the month for which an amount is payable as an annuity. In the case of a benefit not payable in the form of an annuity, the Annuity Starting Date shall be the date on which the benefit is actually paid or begins to be paid.

11.3	Additional Benefit Limits for Highly Compensated Employees.

(a)	For purposes of this Section 11.3 only, the following definitions will apply :

(1)
"Benefit" means benefits under the Plan and includes any annual periodic in come, any withdrawal values payable to a living Employee and any death bene fits not provided by insurance on the Employee's life.

(2)
"Current Liabilities" is defined in Code Section 412(1)(7) provided that the Company may elect to use the value of current liabilities as reported on Schedule B of the Plan's most recent timely filed Form 5500 or Form 5500 CIR. Alternatively, the Company may determine current liabilities as of a later date.

(3)	Effective January 1, 1997, "Highly Compensated Employee" means:

(A)
Any Employee who performs services for an Affiliate or Subsidiary of the Employer during the determination year and who received Compensation in excess of the dollar amount stated in Code Section 414(q)(l)(B)(i) (as adjusted by the Secretary or the Treasury) during the look-back year (for example, the said adjusted amount shall be $85,000 for the 2001 look back year and $90,000 for the 2002 look-back year). Provided, however, that, for Plan Years 1998 and thereafter, such an Employee shall not be considered a Highly Compensated Employee unless he or she has Compensation from the Employer during the look-back year that causes him or her to be among the highest paid 20% of the Employees of the Employer for a year in which the 20% limitation is in effect under the defined contribution plans maintained by the Employer.

(B)	Any Employee who is a 5% owner (as defined in code Section 416(i)(I)(B)(i)) of the Employer at any time during the look-back year or the determination year.

(C)	For purposes of this Section, the following definitions apply. The determination year is the Plan Year. The look-back year is the 12-month period immediately preceding the determination year.

(4)
"Highly Compensated Former Employee" means any former Employee who was a Highly Compensated Employee for a separation year (as defined in Treasury Regulation Section 1.414(q)-1T) or for any determination year ending on or after the Employee attains age 55, as provided by Code Section 414(q)(9) and the regulations thereunder.

(5)	"Restricted Amount" is the excess of the accumulated amount of distributions to a Restricted Employee over the accumulated amount of the payments that would have been paid under:

(A)	a straight life annuity that is the actuarial equivalent of the Restricted Employee's Benefit (other than a social security supplement), plus

(B)	the amount of the payments that the Restricted Employee is entitled to receive under a social security supplement.

For this purpose, an "accumulated amount" is the amount of a payment in creased by a reasonable amount of interest from the date the payment was made (or would have been made) until the date for the determination of the Restricted Amount.

(6)	"Restricted Employee" for any Plan Year means one of the 25 Highly Compensated Employees or Highly Compensated Former Employees with the greatest compensation.

(b)
In the event the Plan is terminated, the Benefit payable to any Highly Compensated Employee and any Highly Compensated Former Employee will be limited to a benefit which is nondiscriminatory under Code Section 401 (a)(4).

(c)
Prior to Plan termination, the annual payment to a Restricted Employee under the Plan will be limited to an amount equal to the annual payment that would have been paid under a straight life annuity that is the actuarial equivalent to the Restricted Employee's Benefit (not including any social security supplement) plus the amount of any social security supplement payments the Restricted Employee is entitled to receive.

(d)	Subsection (c) above will not apply if:

(1)	payment of all Benefits to the Restricted Employee, the value of Plan assets is 110% or more of the value of Current Liabilities,

(2)	the value of Benefits payable to the Restricted Employee is less than 1% of the value of Current Liabilities, or

(3)	the present value of the Benefits payable to the Restricted Employee is $5,000 or less, or

(4)
upon receipt of a distribution from the Plan, the Restricted Employee deposits in escrow property having a fair market value equal to at least 125% of the Restricted Amount or, alternatively, posts a bond or letter of credit in an amount equal to at least 100% of the Restricted Amount.

11.4	Top-Heavy Provisions.

(a)
Top-Heavy Plan. Notwithstanding any other provision of this Plan to the contrary, this Section will apply if the Plan is a Top-Heavy Plan for any Plan Year after December 31, 2001. For Plan Years prior to that date the provisions of the Prior Plan will apply.

The Plan will be a Top-Heavy Plan if, as of the Determination Date, the present value of the cumulative accrued benefits of Key Employees exceeds 60% of the present value of the cumulative accrued benefits under the Plan of all Participants and Beneficiaries (but excluding the value of the accrued benefits of former Key Employees and individuals who have not performed any services for the Company during the one year period ending on the Determination Date). This percentage will be computed in accordance with Code §416(g).

In determining whether this Plan is a Top-Heavy Plan, all employers that are aggregated under Code §§414(b), (c) and (m) will be treated as a single employer. In addition, all plans that are part of the Aggregation Group will be treated as a single plan. In determining present values, mortality will be based on the 1984 Unisex Pension Mortality Table and the interest rate utilized will be 5%.

(b)	Definition of Terms. For purposes of this Section 11.4 only, the following terms will have the following meanings:

(1)	"Aggregation Group" means the Required Aggregation Group or, at the election of the Company, the Permissive Aggregation Group.

(2)
"Average Compensation" means the Participant's Compensation averaged over the five consecutive Plan Years in which the Participant earned a Year of Vesting Service (if such Year of Vesting Service is not disregarded pursuant to subsection (d) below) and in which the Participant's aggregate Compensation was the greatest. If the Participant received Compensation in fewer than five such Plan Years, his or her Compensation will be averaged over such lesser number of Plan Years.

(3)	"Compensation" shall be as defined in Section 1.15, subject to the limitations imposed by Code §401(a)(17), as amended by law and as adjusted by the Secretary of the Treasury.

(4)	"Determination Date" means the last day of the preceding Plan Year. This date will also be the valuation date for determining present values.

(5)
"Key Employee" means an Employee or former Employee (and, in the case of a deceased former Employee, his or her Beneficiary under the Plan) where the Employee or former Employee, during the Plan Year containing the Determination Date, is either:

(A)
an officer of the Employer whose annual Compensation from the Employer exceeds $130,000 (adjusted in the manner stated in Code §416(i), pro vided that no more than 50 Employees shall be considered officers;

(B)	a five-percent owner of the Employer (as defined above); or

(C)	a one-percent owner of the Employer (as defined above) whose annual Compensation from the Employer exceeds $150,000.

For purposes of paragraphs (B) and (C) above, an Employee will be deemed to own stock held for his or her benefit by a partnership, estate, trust or corporation to the extent provided under Code §318(a)(2), but subparagraph (C) of that Code Section shall be applied by substituting 5% instead of 50%.

(6)	"Non-key Employee" means an Employee (and any Beneficiary of an Employee) who is not a Key Employee.

(7)
"Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Company which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

(8)	"Required Aggregation Group" means:

(A)
Each stock bonus, pension, or profit sharing plan of the Employer in which a Key Employee participates in the Plan Year containing the Determination Date which is intended to qualify under Code §401(a); and

(B)	Each other such stock bonus, pension or profit sharing plan of an employer which enables any plan in which a Key Employee participates to meet the requirements of Code §§401(a)(4) or 410.

(9)
"Top-Heavy Group" means the Aggregation Group if the sum of (A) and (B) below exceeds 60% of a similar sum determined for all Employees (excluding former Key Employees and individuals who have not performed any services for the Employer during the one year period ending on the Determination Date):

(A)	The present value of the cumulative accrued benefit for Key Employees under all defined benefit plans included in such group.

(B)	The aggregate of the accounts of Key Employees under all defined contribution plans included in such group.

In a Top-Heavy Group, all plans in the Required Aggregation Group are Top Heavy regardless of whether or not the individual plans are Top-Heavy.

(c)
Modification of Vesting Schedule. If the Plan is a Top-Heavy Plan in a Plan Year, a Participant who is credited with an Hour of Service in such Plan Year will have his or her Vested Percentage for Accrued Benefit Attributable to Company Contributions determined in accordance with the following schedule if it produces a higher Vested Percentage than the schedule in Section 6.1.

Years of Vesting Service    Vested Percentage

Less than 2
2
3
4
5
6 or more

0%
20%
40%
60%
80%
100%

Effective for Plan Years commencing after December 31, 2007, the vesting schedule in Section 6.1(e) shall always apply.

A Participant's vested Accrued Benefit Attributable to Company Contributions will not be less than that determined as of the last day of the last Plan Year in which the Plan was a Top-Heavy Plan.

If the Plan ceases to be Top-Heavy, each Participant with three or more Years of Vesting Service (determined as of the first day of the Plan Year in which the Plan ceases to be Top-Heavy) will continue to have his or her Vested Percentage for Accrued Benefit Attributable to Company Contributions determined in accordance with this subsection (c).

(d)
Minimum Benefit. If the Plan is Top-Heavy in a Plan Year, the Accrued Benefit as of the last day of such Plan Year for any Participant who is not a Key Employee, but who is employed or on an Authorized Period of Absence in such Plan Year, will not be less than the Actuarial Equivalent of an annual benefit payable in the form of a straight life annuity beginning on the Participant's Normal Retirement Date equal to the lesser of (i) 2% of the Participant's Average Compensation multiplied by Years of Vesting Service or (ii) 20% of the Participant's Average Compensation. For purposes of this subsection (d), any Years of Vesting Service will be disregarded if:

(1)	the Plan was not a Top-Heavy Plan for any Plan Year ending during such Years of Vesting Service, or

(2)	such Year of Vesting Service ended in a Plan Year beginning before January 1, 1984.

A Participant's Accrued Benefit as of any subsequent date will not be less than that determined as of the last day of the Plan Year in which the Plan was a Top Heavy Plan.

(3)
Collective Bargaining Agreements The provisions of subsections (c) and (d) shall not apply to any Employee included in a group of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such employer(s).

11.5	Benefit Restrictions Due to Application of Code §436. Effective for Plan Years commencing after December 31, 2007, this Section shall take precedence over any contrary Plan provisions.

Application. This Section shall apply so long as the Plan is not a multi-employer plan within the meaning of Code §414(f) and is not maintained pursuant to one or more collective bargaining agreements between employee representatives and one or more employers. For purposes of this subsection, the term Plan shall include any predecessor plan. To the extent required the provisions of Code §436 and all regulations thereunder are incorporated herein by reference. If the Plan has a valuation date other than the first day of the Plan Year, the provisions of Code §436 and this Section will applied in accordance with regulations.

3382191.1

(a)	Funding-Based Limitation on Shutdown Benefits and Other Unpredictable Contingent Event Benefits.

(1)
In general. If a Participant is entitled to an "unpredictable contingent event benefit" payable with respect to any event occurring during any Plan Year, then the benefit may not be provided if the "adjusted funding target attainment percentage" for the Plan Year

(A)	is less than 60% or

(B)	would be less than 60% taking into account the occurrence .

(2)
Exemption. Paragraph (1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to:

(A)	in the case of (b)(l)(A) above, the amount of the increase in the funding target of the Plan (under Code §430) for the Plan Year attributable to the occurrence referred to in paragraph (1), and

(B)	in the case of (b)(l)(B) above, the amount sufficient to result in an "adjusted funding target attainment percentage" of 60%.

(3)	Unpredictable contingent event benefit. For purposes of this subsection, the term "unpredictable contingent event benefit" means any benefit payable solely by reason of:

(A)	a plant shutdown (or similar event, as determined by the Secretary of the Treasury), or

(B)	an event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

(b)	Limitations on Plan Amendments Increasing Liability for Benefits.

(1)
In general. No amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the adjusted funding target attainment percentage for the Plan Year is:

(A)	less than 80% or

(B)    would be less than 80% taking into account the amendment .

(2)
Exemption. Paragraph (c)(1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year (or if later, the effective date of the amendment), upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code §430) equal to:

3382191.1

(A)	in the case of paragraph (c)(1)(A) above, the amount of the increase in the funding target of the Plan (under Code §430) for the Plan Year attributable to the amendment, and

(B)	in the case of paragraph (c)(1)(B) above, the amount sufficient to result in an adjusted funding target attainment percentage of 80%.

(3)
Exception for certain benefit increases. Paragraph (c)(1) shall not apply to any amendment that provides for an increase in benefits under a formula that is not based on a Participant's Compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.

(c)	Limitations on Accelerated Benefit Distributions.

(1)
Funding percentage less than 60%. If the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60%, then the Plan may not pay any "prohibited payment" after the valuation date for the Plan Year.

(2)
Bankruptcy. During any period in which the Employer is a debtor in a case under Title 11 of the United States Code, or similar federal or state law, the Plan may not pay any "prohibited payment." The preceding sentence shall not apply on or after the date on which the enrolled actuary of the Plan certifies that the adjusted funding target attainment percentage of the Plan is not less than 100%.

(3)	Limited payment if percentage at least 60% but less than 80%.

(A)
In general. If the Plan's adjusted funding target attainment percentage for a Plan Year is 60% or greater but less than 80%, then the Plan may not pay any "prohibited payment" after the valuation date for the Plan Year to the extent the amount of the payment exceeds the lesser of:

(i)	fifty percent (50%) of the amount of the payment that could be made without regard to this subsection, or

(ii)
the present value (determined under guidance prescribed by the Pension Benefit Guaranty Corporation, using the interest and mortality assumptions under Code §417(e)) of the maximum guarantee with respect to the participant under ERISA §4022.

(B)	One-time application.

(i)
In general. Only one "prohibited payment" meeting the requirements of subparagraph (A) may be made with respect to any Participant during any period of consecutive Plan Years to which the limitations under either paragraph (1) or (2) or this paragraph applies.

(ii)	Treatment of beneficiaries. For purposes of this subparagraph, a Participant and any Beneficiary (including an alternate payee, as defined

3382191.1

in Code §414(p)(8)) shall be treated as one Participant. If the Accrued Benefit of a Participant is allocated to an alternate payee and one or more other persons, the amount under subparagraph (A) shall be allocated among those persons in the same manner as the Accrued Benefit is allocated unless the qualified domestic relations order (as defined in Code §414(p)(1)(A)) provides other wise.

(4)
Exception. This subsection shall not apply for any Plan Year if the terms of the Plan (as in effect for the period beginning on September 1, 2005 and ending with such Plan Year) provide for no benefit accruals with respect to any Participant during such period.

(5)	"Prohibited payment." For purposes of this subsection, the term "prohibited payment" means:

(A)
any payment in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in the last sentence of Code §411(a)(9)) to a Participant or Beneficiary whose Annuity Starting Date occurs during any period a limitation under paragraph (d)(1) or (2) is in effect,

(B)	any payment for the purchase of an irrevocable commitment from an insurer to pay benefits, and

(C)    any other payment specified by the Secretary by Regulations.

"Prohibited payment" shall not include the payment of a benefit that under Code §411(a)(11) may be immediately distributed without the consent of the Participant.

(d)	Limitation on Benefit Accruals for Plans with Severe Funding Shortfalls.

(1)	In general. If the Plan's adjusted funding target attainment percentage for a Plan Year is less than 60%, benefit accruals under the Plan shall cease as of the valuation date for the Plan Year.

(2)    Exemption. Paragraph (e)(1) shall cease to apply with respect to any Plan Year, effective as of the first day of the Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code §430) equal to the amount sufficient to result in an adjusted funding target attainment percentage of 60%.

(3)
Temporary modification of limitation. In the case of the first Plan Year beginning during the period beginning on October 1, 2008, and ending on September 30, 2009, the provisions of (e)(1) above shall be applied by substituting the Plan's adjusted funding target attainment percentage for the preceding Plan Year for the percentage for the Plan Year, but only if the adjusted funding target attainment percentage for the preceding year is greater.

(e)	Rules Relating to Contributions Required to Avoid Benefit Limitations.

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(1)	Security may be provided:

(A)
In general. For purposes of this section, the adjusted funding target attainment percentage shall be determined by treating as an asset of the Plan any security provided by the Employer in a form meeting the requirements of subparagraph (B).

(B)	Form of security. The security required under subparagraph (A) shall consist of:

(i)	a bond issued by a corporate surety company that is an acceptable surety for purposes of ERISA §412,

(ii)	cash or United States obligations that mature in three years or fewer, held in escrow by a bank or similar financial institution, or

(iii)	such other form of security as is satisfactory to the Secretary and the parties involved.

(C)	Enforcement. Any security provided under subparagraph (A) may be perfected and enforced at any time after the earlier of:

(i)	the date on which the Plan terminates;

(ii)	if there is a failure to make a payment of the minimum required contribution for any Plan Year beginning after the security is pro vided, the due date for the payment under Code §430(j); or

(iii)	if the adjusted funding target attainment percentage is less than 60% for seven consecutive years, the valuation date for the last year in the period.

(D) Release of security. The security shall be released (and any amounts thereunder shall be refunded together with any interest accrued thereon) at such time as the Secretary may prescribe in Regulations, including Regulations for partial releases of the security by reason of increases in the adjusted funding target attainment percentage.

(2)
Pre-funding balance or funding standard carryover balance may not be used. No pre-funding balance or funding standard carryover balance under Code §430(f) may be used under subsection (b), (c), or (e) to satisfy any payment an Employer may make under any such subsection to avoid or terminate the application of any limitation under such subsection.

(3)	Deemed reduction of funding balances:

(A)    In general. Subject to subparagraph ( B), in any case in which a benefit limitation under subsection (b), (c), (d), or (e) would (but for this sub paragraph and determined without regard to subsection (b)(2), (c)(2), or (e)(2)) apply to the Plan for the Plan Year, the Employer shall be treated for purposes of this Section 19.5 as having made an election under Code §430(f) to reduce the pre-

3382191.1

funding balance or funding standard carryover balance by the amount necessary for the benefit limitation not to apply to the Plan for the Plan Year.

(B)
Exception for insufficient funding balances. Subparagraph (A) shall not apply with respect to a benefit limitation for any Plan Year if the application of subparagraph (A) would not result in the benefit limitation not applying for such Plan Year.

(f)	Presumed Underfunding for Purposes of Benefit Limitations.

(1)
Presumption of continued underfunding. In any case in which a benefit limitation under subsection (b), (c), (d), or (e) has been applied to a Plan with respect to the Plan Year preceding the current Plan Year, the adjusted funding target attainment percentage of the Plan for the current Plan Year shall be presumed to be equal to the adjusted funding target attainment percentage of the Plan for the preceding Plan Year until the enrolled actuary of the Plan certifies the actual adjusted funding target attainment percentage of the Plan for the current Plan Year.

(2)
Presumption of underfunding after 10th month. In any case in which no certification of the adjusted funding target attainment percentage for the current Plan Year is made with respect to the Plan before the first day of the 10th month of such year, for purposes of subsections (b), (c), (d), and (e), such first day shall be deemed, for purposes of such subsection, to be the valuation date of the Plan for the current Plan Year and the Plan's adjusted funding target attainment percentage shall be conclusively presumed to be less than 60% as of the first day.

(3)	Presumption of underfunding after 4th month for nearly underfunded plans. In any case in which:

(A)
a benefit limitation under subsection (b), (c), (d), or (e) did not apply to a Plan with respect to the Plan Year preceding the current Plan Year, but the adjusted funding target attainment percentage of the Plan for the preceding Plan Year was not more than 10 percentage points greater than the percentage that would have caused the subsection to apply to the Plan with respect to the preceding Plan Year, and

(B) as of the first day of the 4th month of the current Plan Year, the enrolled actuary of the Plan has not certified the actual adjusted funding target attainment percentage of the Plan for the current Plan Year, until the enrolled actuary so certifies, the first day shall be deemed, for purposes of the subsection, to be the valuation date of the Plan for the current Plan Year and the adjusted funding target attainment percentage of the Plan as of such first day shall, for purposes of the subsection, be presumed to be equal to 10 percentage points less than the adjusted funding target attainment percentage of the Plan for the preceding Plan Year.

(g)
Treatment of Plan as of Close of Prohibited or Cessation Period. Payments and accruals will resume effective as of the day following the close of the period for which any limitation of payment or accrual of benefits under subsection (d) or (e) applies. Nothing in this

3382191.1

subsection shall be construed as affecting the Plan's treatment of benefits that would have been paid or accrued but for this Section 19.5.

(h)	Definitions.

(1)
"Funding target attainment percentage" shall have the same meaning given that term by Code §430(d)(2), except as otherwise provided herein. However, in the case of Plan Years beginning in 2008, the funding target attainment percentage for the preceding Plan Year may be determined using such methods of estimation as the Secretary may provide.

(2)
"Adjusted funding target attainment percentage" means the funding target attainment percentage that is determined under paragraph (1) by increasing each of the amounts under subparagraphs (A) and (B) of Code §430(d)(2) by the aggregate amount of purchases of annuities for employees other than Highly Compensated Employees that were made by the Plan during the preceding two Plan Years.

(3)	Application to plans that are fully funded without regard to reductions for funding balances.

(A)
In general. If in any Plan Year the funding target attainment percentage is 100% or more (determined and without regard to the reduction in the value of assets under Code §430(f)(4)), the funding target attainment percentage for purposes of paragraphs (1) and (2) shall be determined without regard to the reduction.

(B)
Transition rule. Subparagraph (A) shall be applied to Plan Years beginning after 2007 and before 2011 by substituting for 100% the applicable percentage determined in accordance with the following table:

3382191.1

In the case of Plan Year	The applicable percentage is:
2008	92%
2009	94%
2010	96%

(C)
Subparagraph (B) shall not apply with respect to any Plan Year beginning after 2008 unless the funding target attainment percentage (determined without regard to the reduction in the value of assets under Code §430(f)(4)) of the Plan for each preceding Plan Year beginning after 2007 was not less than the applicable percentage with respect to such preceding Plan Year determined under subparagraph (B).

11.6	Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent or If the Plan Sponsor Is In Bankruptcy.

Application. The provisions of this section supplement (or as applicable, supercede) the provisions of Section 11.5. They are effective for Plan Years commencing on and after January 1, 2008.

(a)
Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the plan, if the plan's adjusted funding target attainment percentage for a plan year is less than 80 percent (or would be less than 80 percent to the extent described in Section 1(b) below) but is not less than 60 percent, then the limitations set forth in this Section apply.

(1)
50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of:

(A)	50 percent of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or

(B)	100 percent of the PBGC maximum benefit guarantee amount (as defined in
§ 1.4361(d)(3)(iii)(C) of the Treasury Regulations).

The limitation set forth in this Section (a)(l) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant. If an optional form of benefit that is otherwise available under the terms of the plan is not available to a participant or beneficiary as of the annuity starting date because of the application of the requirements of this Section

3382191.1

1(a), the participant or beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in § 1.4361(d)(3)(iii)(D) of the Treasury Regulations). The participant or beneficiary may also elect any other optional form of benefit otherwise available under the plan at that annuity starting date that would satisfy the 50 percent/PBGC maximum benefit guarantee amount limitation described in this Section 1(a), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the plan.

(2)
Plan Amendments Increasing Liability for Benefits. No amendment to the plan that has the effect of increasing liabilities of the plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a plan year if the adjusted funding target attainment percentage for the plan year is:

(A)	Less than 80 percent; or

(B)	80 percent or more, but would be less than 80 percent if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section (a)(2) does not apply to any amendment to the plan that provides a benefit increase under a plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of participants covered by the amendment.

(b)
Limitations Applicable If the Plan's Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the plan, if the plan's adjusted funding target attainment percentage for a plan year is less than 60 percent (or would be less than 60 percent to the extent described in Section (b)(2) below), then the limitations in this Section (b) apply.

(1)
Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section (b)(l) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant.

(2)
Shutdown Benefits and Other Unpredictable Contingent Event Benefits Not Permitted to Be Paid. An unpredictable contingent event benefit with respect to an unpredictable contingent event occurring during a plan year shall not be paid if the adjusted funding target attainment percentage for the plan year is:

(A)	Less than 60 percent; or

3382191.1

(B)
60 percent or more, but would be less than 60 percent if the adjusted funding target attainment percentage were redetermined applying an actuarial assumption that the likelihood of occurrence of the unpredictable contingent event during the plan year is 100 percent.

(3)
Benefit Accruals Frozen. Benefit accruals under the plan shall cease as of the applicable section 436 measurement date. In addition, if the plan is required to cease benefit accruals under this Section (b)(3), then the plan is not permitted to be amended in a manner that would increase the liabilities of the plan by reason of an increase in benefits or establishment of new benefits.

(c)
Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the plan, a participant or beneficiary is not permitted to elect, and the plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the plan sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a plan year with an annuity starting date that occurs on or after the date on which the plan's enrolled actuary certifies that the plan's adjusted funding target attainment percent age for that plan year is not less than 100 percent. In addition, during such period in which the plan sponsor is a debtor, the plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a plan year that is on or after the date on which the plan's enrolled actuary certifies that the plan's adjusted funding target attainment percentage for that plan year is not less than 100 percent. The limitation set forth in this Section (c) does not apply to any payment of a benefit which under § 411(a)(11) of the Internal Revenue Code may be immediately distributed without the consent of the participant.

(d)	Provisions Applicable After Limitations Cease to Apply.

(1)
Resumption of Prohibited Payments. If a limitation on prohibited payments under Section (a)(l), Section (b)(l), or Section (c) applied to the plan as of a section 436 measurement date, but that limit no longer applies to the plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

(2)
Resumption of Benefit Accruals. If a limitation on benefit accruals under Section (b)(3) applied to the plan as of a section 436 measurement date, but that limitation no longer applies to the plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the plan. The plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR § 2530.2042(c) and (d).

(3)
Shutdown and Other Unpredictable Contingent Event Benefits. If an unpredictable contingent event benefit with respect to an unpredictable contingent event that occurs during the plan year is not permitted to be paid after the occurrence of the event because of the limitation of Section (b)(2), but is permitted to be paid later in the same plan year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the

3382191.1

plan year that meets the requirements of §1.436 (g)(S)(ii)(B) of the Treasury Regulations), then that unpredictable contingent event benefit shall be paid, retroactive to the period that benefit would have been payable under the terms of the plan (determined without regard to Section (b)(2)). If the unpredictable contingent event benefit does not become payable during the plan year in accordance with the preceding sentence, then the plan is treated as if it does not provide for that benefit.

(d)
Treatment of Plan Amendments That Do Not Take Effect. If a plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section (a)(2) or Section (b)(3), but is permitted to take effect later in the same plan year (as a result of additional contributions or pursuant to the enrolled actuary's certification of the adjusted funding target attainment percentage for the plan year that meets the requirements of § 1.436 (g)(S)(ii)(C) of the Treasury Regulations), then the plan amendment must automatically take effect as of the first day of the plan year (or, if later, the original effective date of the amendment). If the plan amendment cannot take effect during the same plan year, then it shall be treated as if it were never adopted, unless the plan amendment provides otherwise.

(e)
Notice Requirement. See section 101(j) of ERISA for rules requiring the plan administrator of a single employer defined benefit pension plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the plan has become subject to a limitation described in Section (a)(l), Section (b), or Section (c).

(f)	Methods to Avoid or Terminate Benefit Limitations. See § 436(b)(2), (c)(2), (e)(2), and
(f) of the Internal Revenue Code and § 1.436l(f) of the Treasury Regulations for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections (a) through (c) for a plan year. In general, the methods a plan sponsor may use to avoid or terminate one or more of the benefit limitations under Sections (a) through (c) for a plan year include employer contributions and elections to increase the amount of plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the plan.

(g)	Special Rules.

(1)	Rules of Operation for Periods Prior to and After Certification of Plan's Adjusted Funding Target Attainment Percentage.

(A)
In General. Section 436(h) of the Internal Revenue Code and § 1.436(h) of the Treasury Regulations set forth a series of presumptions that apply before the plan's enrolled actuary issues a certification of the plan's adjusted funding target attainment percentage for the plan year and (ii) if the plan's enrolled actuary does not issue a certification of the plan's adjusted funding target attainment percentage for the plan year before the first day of the 10th month of the plan year (or if the plan's enrolled actuary issues a range certification for the plan year pursuant to §1.436l(h)(4)(ii) of the Treasury Regulations but does not issue a certification of the specific adjusted funding target attainment percentage for the plan by the last day of the plan year). For any period during which a presumption under §436(h) of the Internal Revenue Code and §1.436 (h) of the

3382191.1

Treasury Regulations applies to the plan, the limitations under Sections (a) through (c) are applied to the plan as if the adjusted funding target attainment percentage for the plan year were the presumed adjusted funding target attainment percentage determined under the rules of §436(h) of the Internal Revenue Code and §1.436l(h)(l), (2), or (3) of the Treasury Regulations. These presumptions are set forth in Section (g)(l)(B) though (D).

(B)
Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section (a), (b), or (c) applied to the plan on the last day of the preceding plan year, then, commencing on the first day of the current plan year and continuing until the plan's enrolled actuary issues a certification of the adjusted funding target attainment percentage for the plan for the current plan year, or, if earlier, the date Section (g)(l)(C) or Section (g)(l)(D) applies to the plan:

(i)
The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding plan year; and

(ii)	The first day of the current plan year is a section 436 measurement date.

(C)
Presumption of Underfunding Beginning First Day of 4th Month. If the plan's enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the plan year before the first day of the 4th month of the plan year and the plan's adjusted funding target attainment percentage for the preceding plan year was either at least 60 percent but less than 70 percent or at least 80 percent but less than 90 percent, or is described in §1.436(h)(2)(ii) of the Treasury Regulations, then, commencing on the first day of the 4th month of the current plan year and continuing until the plan's enrolled actuary issues a certification of the adjusted funding target attainment percentage for the plan for the current plan year, or, if earlier, the date Section (g)(l)(D) applies to the plan:

(i)
The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be the plan's adjusted funding target attainment percentage for the preceding plan year reduced by 10 percentage points; and

(ii)	The first day of the 4th month of the current plan year is a section 436 measurement date.

(D)
Presumption of Underfunding On and After First Day of 10th Month. If the plan's enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the plan year before the first day of the 10th month of the plan year (or if the plan's enrolled actuary has issued a range certification for the plan year pursuant to §1.4361(h)(4)(ii) of the Treasury Regulations but has not issued a certification of the specific adjusted funding target attainment percentage for the plan by the last day of the plan year), then, commencing on the first day of the 10th month of the current plan year and continuing through the end of the plan year:

3382191.1

(i)	The adjusted funding target attainment percentage of the plan for the current plan year is presumed to be less than 60 percent; and

(ii)	The first day of the 10th month of the current plan year is a section 436 measurement date.

(2)	New Plans, Plan Termination, Certain Frozen Plans, and Other Special Rules.

(A)
First 5 Plan Years. The limitations in Section (a)(2), Section (b)(2), and Section (b)(3) do not apply to a new plan for the first 5 plan years of the plan, determined under the rules of § 436(i) of the Internal Revenue Code and

§1.4361(a)(3)(i) of the Treasury Regulations.

(B)
Plan Termination. The limitations on prohibited payments in Section (a)(1), Section (b)(1), and Section (c) do not apply to prohibited payments that are made to carry out the termination of the plan in accordance with applicable law. Any other limitations under this section of the plan do not cease to apply as a result of termination of the plan.

(C)
Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections (a)(1), (b)(1), and (c) do not apply for a plan year if the terms of the plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the plan year, provide for no benefit accruals with respect to any participants. This Section (g)(2)(C) shall cease to apply as of the date any benefits accrue under the plan or the date on which a plan amendment that increases benefits takes effect.

(D)
Special Rules Relating to Unpredictable Contingent Event Benefits and Plan Amendments Increasing Benefit Liability. During any period in which none of the presumptions under Section (a)(1) apply to the plan and the plan's enrolled actuary has not yet issued a certification of the plan's adjusted funding target attainment percentage for the plan year, the limitations under Section (a)(2) and Section (b)(2) shall be based on the inclusive presumed adjusted funding target attainment percentage for the plan, calculated in accordance with the rules of §1.4361(g)(2)(iii) of the Treasury Regulations.

(3)	Special Rules Under PRA 2010.

(A)
Payments Under Social Security Leveling Options. For purposes of deter mining whether the limitations under Section (a)(l) or (b)(l) apply to payments under a social security leveling option, within the meaning of §436(j)(3)(C)(i) of the Internal Revenue Code, the adjusted funding target attainment percentage for a plan year shall be determined in accordance with the "Special Rule for Certain Years" under §436(j)(3) of the Internal Revenue Code and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(B)	Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section (b)(3) applies to the plan, the adjusted funding

3382191.1

target attainment percentage for a plan year shall be determined in accordance with the "Special Rule for Certain Years" under §436(j)(3) of the Internal Revenue Code (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable) .

(4)
Interpretation of Provisions. The limitations imposed by this section of the plan shall be interpreted and administered in accordance with §436 of the Internal Revenue Code and §1.4361 of the Treasury Regulations.

(h)
Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections (a) through g): §1.436l(j)(l) defining adjusted funding target attainment percentage; §1.436(j)(2) defining annuity starting date; §1.436(j)(6) defining prohibited payment; §1.436l(j)(S) defining section 436 measurement date; and §1.436l(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

ARTICLE XII
ADMINISTRATION OF THE PLAN

12.1	Administration.

(a)
The Retirement Committee ("Committee") will consist of three or more individuals who will be appointed by the Board of Directors of Zions. The Committee will serve as Plan "administrator" (as that term is defined by ERISA). The Committee will have complete control of the administration of the Plan, subject to the provisions hereof, with all powers necessary to enable it to carry out its duties properly in that respect. Not in limitation, but in amplification of the foregoing, it will have the power to interpret the Plan and to determine all questions that may arise hereunder, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. Its decisions upon all matters within the scope of its authority will be final.

(b)
The Committee will establish rules and procedures to be followed by Participants and Beneficiaries in filing applications for benefits, in furnishing and verifying proofs necessary to determine age or marital status, and in any other matters required to administer the Plan.

(c)
The Committee will receive all applications for benefits and will determine all facts necessary to establish the right of the applicant to benefits under the provisions of the Plan and the amount thereof.

(d)
The Committee will maintain accounts showing the fiscal transactions of the Plan, and will keep data required for the valuation of the assets and liabilities of the Plan. The Committee will also prepare an annual report showing in reasonable detail the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for each year. The Committee will make the annual report available to each Participant as required by law.

(e)
The Committee will appoint an enrolled actuary to make actuarial valuations of the liabilities of the Plan, to recommend the amount of contributions to be made by the Company and to perform such other services as the Committee will deem necessary or desirable in connection with the administration of the Plan. The Committee may also appoint such accountants, counsel, consultants and other persons the Committee deems necessary or desirable in connection with the administration of the Plan.

(f)	The Committee will have the power to appoint or remove any Investment Manager or Managers and to manage (including the power to acquire and dispose of) assets of the Plan.

(g)	The Committee will have the power to appoint or remove the Trustee.

(h)
The Committee will be entitled to rely upon all tables, valuations, certificates and reports furnished by the accountant, consultant, administrator or actuary appointed by the Committee and upon all opinions given by any counsel selected or approved by it.

12.2
Records. All acts and determinations of the Committee and the Company regarding this Plan will be duly recorded and all such records, together with such other documents as may be necessary for the administration of the Plan, will be preserved in the custody of the Committee (or a designee appointed by the Committee).

12.3
Payment of Expenses. All expenses that arise in connection with the administration of the Plan, including, but not limited to, the compensation of any enrolled actuary, accountant, legal counsel, consultant or other person who will be employed by the Committee in connection with the administration thereof, may, to the extent that it is lawful to do so under ERISA, be paid from the assets of the Plan.

12.4
Delegation of Authority. The administrative duties and responsibilities set forth in Section 12.1 may be delegated by the Committee in whatever manner and extent it chooses to such person or persons as it selects. It will notify Zions and the Trustee of the authority conferred upon such person or persons.

12.5
Information Available. Any Participant in the Plan or any Beneficiary receiving benefits under the Plan may examine copies of the summary plan description, latest annual report, any bargaining agreement, the Plan document, the Trust Agreement or any other governing instruments under which the Plan is operated. The Committee will maintain all of these items in its office, or in such other place or places as it may designate from time to time for examination during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Committee will furnish a copy of any item listed in this Section. The Committee may make a reasonable charge to the requesting person for the copy furnished.

12.6	Claims and Appeals Procedure.

(a)
The Committee will adopt procedures for the resolving of claims for benefits and for the appeal and review of the denial of such claims by the Committee. Detailed information regarding such procedures may be obtained by writing to the Retirement Committee.

(b)
Each claim for benefits will be decided by one or more persons, a committee or other claims administrator designated by the Committee (such designated party is referred to in this Section as the "Claims Administrator"). The Claims Administrator will give the claimant written notice of the disposition of a claim within 90 days after the claim has been filed, unless special circumstances require an extension of time for processing, in which case such notice of disposition shall be given within 180 days after the application has been filed. If a claim is denied in whole or in part, the Claims Administrator shall give the claimant a written explanation of the reasons for the denial.

(c)
A claimant wishing a review of a denied claim may submit an appeal in writing in a manner acceptable to the "Appeals Administrator," which shall be the Committee or a person, committee or other administrator designated by the Committee. The dead line for submitting any such appeal to the Appeals Administrator shall be 60 days after receipt of the written notification of the denial of the claim, as described above.

(d)
Within 60 days following the receipt of the notice of appeal, the Appeals Administrator will give the claimant either (i) a written notice of the decision of the Appeals Administrator, or (ii) if special circumstances require an extension of time for review, a notice of a 60-day extension of the review period. In the latter case, the notice of the decision of the Appeals Administrator shall be delivered to the claimant within 120 days after the appeal has been delivered by the claimant. Effective January 1,2002, the one or more individuals who act as Appeals Administrator and who decide the appeal shall not include any person who decided the initial claim, but a person who decided the initial claim may participate in the discussion of the appeal

(e)	The Plan hereby delegates full and complete discretion to the Claims Administrator and the Appeals Administrator:

(1)	to make findings of fact pertaining to a claim or appeal;

(2)	to interpret the Plan as applied to the facts; and

(3)	to decide all aspects of the claim or appeal.

(f)
The decision of the Appeals Administrator upon such a review of a denied claim, (or, If the claimant fails to submit a timely appeal to the Appeals Administrator, the decision of the Claims Administrator) will be final, subject to any remedies which may be provided by law.

12.7	Fiduciary Capacity. Any person may serve in more than one fiduciary capacity with respect to this Plan.

12.8
Committee Liability. The members of the Committee will use ordinary care and diligence in the performance of their duties, but no member will be personally liable by virtue of any contract, agreement, or other instrument made or executed as a member of the Committee, nor for any mistake of judgment made by him or her or by any other member, nor for any loss unless resulting from willful misconduct or failure to exercise good faith. No member of the Committee will be liable for the neglect, omission, or wrongdoing of any other member or of the agents or counsel of the Committee. Zions will indemnify (or cause one or more of the participating Companies to indemnify) each member of the Committee against, and hold him or her harmless from any and all expenses and liabilities arising out of any act or omission to act as a member of the Committee, except such liabilities and expenses as are due to willful misconduct or failure to exercise good faith.

12.9
Limitations of Actions on Claims. The delivery to the claimant of the final decision of the Plan Administrator with respect to a claim for benefits under Section 12.6 that has been reviewed and considered under the appeal procedures of that section shall commence the period during which the claimant may bring legal action under ERISA for judicial review of the Appeals Administrator's decision. No civil action with respect to the claim for benefits or the subject matter thereof may be commenced by the claimant, whether such action is pursued through litigation, arbitration or otherwise, prior to the completion of the claims and claims review process set forth in Section 12.6, nor following the expiration of two years from the date of delivery of the final decision of the Appeals Administrator to the claimant.

ARTICLE XIII
GENERAL PROVISIONS

13.1	Amendment of Plan.

(a)
Zions may amend the Plan at any time. In addition to the authority to amend the Plan in other respects, Zions shall furthermore have the authority to adopt any remedial retroactive changes to comply with the requirements of any law or regulation issued by any governmental agency to which the Plan is subject. No amendment will diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries, except as may be required to comply with the requirements of any law or regulation issued by any governmental agency to which the Company is subject.

(b)
If any amendment to the Plan changes the vesting schedule, each Participant who is an Employee with at least three Years of Vesting Service may elect to remain under the vesting schedule of the Plan prior to such amendment. If the Participant does not make the election within a reasonable time (as may be determined pursuant to governmental regulations from time to time), such Participant will be subject to the vesting schedule under the Plan as amended. In no event will the vesting percentage of the Participant's Accrued Benefit be reduced below the percentage attained by the Participant prior to such amendment.

(c)
In no event will a Participant who terminates or retires on or after the date any amendment to the Plan is effective receive less than his or her vested percentage multiplied by the Accrued Benefit prior to such date. This amount will be adjusted for the date of retirement and form of payment on the basis in effect prior to such amendment. This paragraph (c) shall not apply to the amendment to the basis for determining the Actuarial Equivalent value for purposes of Section 5.8 effective June 1, 1995.

(d)
If any amendment to the Plan eliminates an optional form of payment, a Participant may continue to elect such form of payment with respect to any Accrued Benefit earned prior to the effective date of such amendment.

13.2
Employment Status. Nothing contained in the Plan will be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the rights of the Employer to discharge any Employee at any time.

13.3
Mergers or Consolidations. If this Plan merges or consolidates with, or transfers its assets or liabilities to any other qualified plan of deferred compensation, no Participant will, as a result of such merger, consolidation or transfer, be entitled to a benefit on the day following such event which is less than the benefit to which he or she is entitled on the day preceding such event. For purposes of this Section, the benefit to which a Participant is entitled will be calculated based upon the assumption that a Plan termination and distribution of assets occurred on the day as of which the Participant's entitlement is being determined.

13.4
Provision Against Anticipation. No benefit under the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge or other legal process, and any attempt to do so will be void. The preceding sentence will not apply to a Qualified Domestic Relations Order pursuant to Code Section 414(P).

13.5
Facility of Payment. If any Participant or Beneficiary is physically or mentally incapable of giving a valid receipt for any payment due him and no legal representative has been appointed for such Participant or Beneficiary, the Committee may direct the Trustee to make such payment to any person or institution maintaining such Participant or Beneficiary and the release of such person or institution will be a valid and complete discharge for such payment. Any final payment or distribution to any Participant, the legal representative of the Participant, or to any Beneficiaries of such Participant in accordance with the provisions herein will be in full satisfaction of all claims against the Plan, the Committee, the Trustee and the Company arising under or by virtue of the Plan.

13.6
Construction. The validity of the Plan or any of its provisions will be determined under and will be construed according to federal law and, to the extent permissible, according to the laws of the State of Utah. If any provision of the Plan is held illegal or invalid for any reason, such determination will not affect the remaining provisions of the Plan and the Plan will be construed and enforced as if said illegal or invalid provision had never been included.

13.7
Legal Actions. The Committee will be the necessary party to any action or proceeding involving the assets held with respect to the Plan or the administration thereof. No Employee, Participant, former Participant or their Beneficiaries, or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process. Any final judgment that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

SIGNATURE PAGE

This Zions Bancorporation Pension Plan, as restated effective January 1, 2009, is hereby approved this 11th day of July, 2017, at Salt Lake City, Utah.

ZIONS BANCORPORATION

By: /s/ Diana M. Anderson
Name: Diana M. Anderson     Title: Executive VP & Director of Corporate Benefits; Member of Benefits Committee

APPENDIX I:
FACTORS FOR SPOUSE OPTION UNDER SECTION 5.7(A)

A Participant retiring at any age with a benefit in the form of a Spouse Option (as described in Section 5.7(a) will have the following factors applied to his or her Accrued Benefit.

	Joint & Survivor Option
	50%	75%	100%
Spouse same age as Employee	.880	.835	.790
For each year the Spouse is younger than the Employee sub- tract	.005	.0065	.008
For each year the Spouse is older than the Employee add	.005	.0065	.008

The Maximum adjustment for age differential is limited to 20 years

APPENDEX II:
ACTUARIAL EQUIVALENCE FOR MONTHLY BENEFITS AND LUMP SUMS

For the purpose of computing the annuity value of a Participant's cash balance account, the annuity value of a Participant's Old Plan Account, and lump sums:

(a)	The mortality assumption is the "Applicable Mortality Table" (as defined below) which is prescribed from time to time by the Secretary of the Treasury under Code Section 417(e)(3).

(I)
For benefit commencement dates on and after June 1, 1995 and prior to December 31, 2002, the "Applicable Mortality Table" shall mean the applicable mortality table prescribed by the Secretary of the Treasury in Rev. Rul. 95-6, which is the 1983 Group Annuity Mortality Table, weighted 50% male and 50% female (commonly referred to as "GAM 83").

(2)
For benefit commencement dates on and after December 31, 2002, the "Applicable Mortality Table" shall mean the applicable mortality table prescribed by the Secretary of the Treasury in Rev. Rul. 2001-62.

(b)
The interest assumption shall be the "Applicable Interest Rate," which shall be the average annual yield on 30-year U.S. Treasury constant maturities, as shown in the Federal Reserve Statistical Release H.15 for the reference month. The reference month shall be the month of November of the calendar year prior to the Plan Year in which the lump sum is paid or the monthly benefit commences.

(c)
In no event shall such lump sum be less than the present value as of December 31, 1985 of a Participant's Accrued Benefit as of December 31, 1985 on the basis of the following actuarial factors used prior to December 31, 1985 for purposes of valuing a deferred annuity of $1 per year commencing at age 65 and payable in monthly installments:

Age	Factor	Age	Factor
32	0.6404	49	2.4180
33	0.6920	so	2.6182
34	0.7479	51	2.8357
35	0.8082	52	3.0721
36	0.8735	53	3.3292
37	0.9441	54	3.6090
38	1.0205	55	3.9138
39	1.1031	56	4.2458
40	1.1925	57	4.6080
41	1.2892	58	5.0034
42	1.3939	59	5.4356
43	1.5073	60	5.9088

44	1.6301	61	6.4279
45	1.7632	62	6.9983
46	1.9075	63	7.6261
47	2.0639	64	8.3184
48	2.2337	65	9.0836

(d)
The minimum value of a lump sum distribution to a Grossmont Participant who retires between January 1, 1998 and December 31, 1998 shall be determined under subsections (a) and (1) above, except that the annual rate of interest on 30- year Treasury securities described in subsection (1) shall be determined as of December 1997.

REVISED ACTUARIAL EQUIVALENCE PROVISIONS RESULTING FROM
THE PENSION FUNDING EQUITY ACT AND SUBSEQUENT LEGISLATION

2.1	General Rules.

(a)
Effective date. These revised provisions reflect certain provisions of the Pension Funding Equity Act of 2004 (PFEA), as modified by the Pension Protection Act of 2006 and the Worker, Retiree and Employer Recovery Act of 2008. Unless otherwise pro vided herein, all required determinations of actuarial equivalence for forms of benefit other than a straight life annuity shall be made in accordance with these revised provisions effective for distributions in Plan Years beginning after December 31, 2003. Nevertheless, these provisions do not supersede any prior election to apply the transition rule of section 101(d)(3) of PFEA as described in Notice 2004-78.

(b)	"Applicable Mortality Table" for purposes of these revised provisions shall mean the applicable mortality table within the meaning of Code §417(e)(3)(B).

2.2	Benefit Forms Not Subject to the Present Value Rules of Code §417(e)(3) .

(a)
Form of benefit. The straight life annuity that is actuarially equivalent to the Participant's form of benefit shall be determined under this Section 2.2 if the form of the Participant's benefit is either:

(1)
A non-decreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified pre-retirement survivor annuity, the life of the surviving spouse), or

(2)	An annuity that decreases during the life of the Participant merely because of:

(A)	The death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or

(B)	The cessation or reduction of Social Security supplements or qualified disability payments (as defined in Code §401(a)(11)).

(b)
Limitation Years beginning before July l, 2007. For Limitation Years beginning before July 1, 2007, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit computed using whichever of the following produces the greater annual amount:

(1)	the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and

(2)	a 5% interest rate assumption and the "applicable mortality table" defined in the Plan for that annuity starting date.

(c)	Limitation Years beginning on or after July 1, 2007. For Limitation Years beginning on or after July 1, 2007, the actuarially equivalent straight life annuity is equal to the greater of:

(1)	The annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the Participant's form of benefit; and

(2)
The annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using a 5% interest rate assumption and the applicable mortality table defined in the Plan for that annuity starting date.

2.3	Benefit Forms Subject to the Present Value Rules of Code Section 417(e)(3).

(a)
Form of benefit. The straight life annuity that is actuarially equivalent to the Participant's form of benefit shall be determined as indicated under this Section 2.3 if the form of the Participant's benefit is other than a benefit form described in Section 2.2(a).

(b)
Annuity Starting Date in Plan Years Beginning After 2005 . If the annuity starting date of the Participant's form of benefit is in a Plan Year beginning after December 31, 2005, the actuarially equivalent straight life annuity is equal to the greatest of:

(1)
The annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using the interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form;

(2)
The annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using a 5.5% interest rate assumption and the applicable mortality table for the distribution under Treasury Regulations Section 1.417(e)l(d)(2) (determined in accordance with Article XIV for Plan Years after the effective date of that Article); and

(3)
The annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed for the distribution under Treasury Regulations Section 1.417(e)- (d)(3) (but determined according to the assumptions in Section 2.4 after the effective date thereof) and the applicable mortality table for the distribution under Treasury Regulations Section 1.41 7(e)-(d)(2) (determined ac cording to the assumptions in Section 2.4 after the effective date thereof), divided by 1.05.

(c)
Annuity Starting Date in Plan Years Beginning in 2004 or 2005. If the annuity starting date of the Participant's form of benefit is in a Plan Year beginning in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant's form of benefit, computed using whichever of the following produces the greater annual amount:

(1)	The interest rate and the mortality table (or other tabular factor) specified in the Plan for adjusting benefits in the same form; and

(2)	A 5.5% interest rate assumption and the applicable mortality table for the distribution under Treasury Regulations Section 1.417(e)- (d)(2).

However, the foregoing does not supersede any prior election to apply the transition rule of PFEA §101(d)(3) as described in Notice 2004-78.

2.4
Revised Assumptions Effective date. The assumptions in this Section 2.4 shall apply in determining the amount payable to a Participant having an annuity starting date in a Plan Year beginning on or after January 1, 2008, unless otherwise provided by the Pension Benefit Guaranty Corporation (PBGC) and IRS.

(a)
Applicable interest rate. For purposes of the Plan's provisions relating to the calculation of the present value of a benefit payment that is subject to Code §417(e), any provision prescribing the use of the annual rate of interest on 30-year U.S. Treasury securities shall be implemented by instead using the rate of interest determined by the applicable interest rate described by Code §417(e) after its amendment by the Pension Protection Act. Specifically, the applicable interest rate shall be the adjusted first, second, and third segment rates applied under the rules similar to the rules of Code §430(h)(2)(C) for the second calendar month (look-back month) before the first day of the Plan Year in which the annuity starting state occurs (stability period). For this purpose, the first, second, and third segment rates are the first, second, and third segment rates which would be determined under Code §430(h)(2)(C) if:

(1)	Code §430(h)(2)(D) were applied by substituting the average yields for the month described in the preceding paragraph for the average yields for the 24- month period described in such section, and

(2)	Code §430(h)(2)(G)(i)(II) were applied by substituting "§417(e)(3)(A)(ii)(II) for "§412(b)(5)(B)(ii)(II)," and

(3)	The applicable percentage under Code §430(h)(2)(G) is treated as being 20% in 2008, 40% in 2009, 60% in 2010, and 80% in 2011.

(b)
Applicable mortality assumption. For purposes of the Plan's provisions relating to the calculation of the present value of a benefit payment that is subject to Code §417(e), any provision directly or indirectly prescribing the use of the mortality table described in Revenue Ruling 2001-62 shall be amended to prescribe the use of the applicable annual mortality table within the meaning of Code §417(e)(3)(B), as initially described in Revenue Ruling 2007-67.

APPENDIX II:
MINIMUM ACCRUED BENEFIT

Article 1
Definitions

Whenever used in this Appendix ill, the following terms will have the meanings set forth below, unless a different meaning is clearly required by the context. Any capitalized terms that are used in this Appendix ill, but that are not defined below, will have the meaning set forth in Article 1 of the Plan, unless a different meaning is clearly required by the context. References in this Appendix to "Article" and "Section," unless indicated otherwise, mean Articles and Sections appearing in this Appendix Ill.

1.1
Covered Compensation. Covered Compensation for a Plan Year means the average of the Social Security Taxable Wage Bases for each year in the 35-year period ending with the last day of the year in which the Participant attains (or will attain) Social Security Retirement Age as determined under the exact tables provided by the Commissioner of Internal Revenue.

Covered Compensation for any Plan Year after 1991 will be equal to 1991 Covered Compensation. Social Security Taxable Wage Base means the contribution and benefit base in effect under Section 230 of the Social Security Act for the specified calendar year.

For purposes of this Section 1.1, a Participant's Social Security Retirement Age is deter mined based on the following table:

Year of Birth	Social Security Retirement Age
Before 1938	65
1983 to 1954	66
1955 and after	67

1.2	Credited Service.

Credited Service means service used to determine a Participant's Accrued Benefit and is determined as follows:

(a)
Credited Service shall be measured in calendar years and months. Each month shall be equal to one-twelfth of a year of Credited Service. Except as otherwise stated in this Section 1.2, Credited Service for Plan Years beginning after December 31, 1988 means the sum of an Employee's calendar years and months (or parts thereof) as an Eligible Employee during the period beginning on his or her Benefit Service Date. For purposes of this section, Benefit Service Date means the later of:

(1)	the Participant's employment date,

(2)	the first day of the month following the Participant's 21st birthday, or

(3)
in the case of an Employee who is not credited with at least 1,000 Hours of Service in his or her first Eligibility Computation Period, the first day of the first Plan Year in which the Employee is credited with at least 1,000 Hours of Service.

(b)	No Credited Service will be earned during a Plan Year beginning after December 31, 1988 unless the Employee completes at least 1,000 Hours of Service during that Plan

Article 2 Accrued Benefits

2.1	Prior Plan Benefit Formula.
A Participant's monthly retirement income is equal to one twelfth of the greater of:

(a)	the sum of:

(1)
the sum of the following (determined by applying the Code Section 401 (a)(l7) limitations, as adjusted, that were in effect in the respective year in which Earnings were received, and not the $150,000 limitation which became effective thereafter) :

(A)	1.65% of Final Average Earnings determined as of December 31, 1991 multiplied by Credited Service earned as of December 31, 1991, and

(B)	1.65% of Earnings for each Plan Year beginning after December 31, 1991 and before January 1, 1994 in which the Participant earns a full or partial year of Credited Service.

(2)
1.65% of Earnings (determined by applying the Code Section 401 (a)(I 7) limitations, as adjusted, that were in effect in the respective year in which Earnings were received) for each Plan Year after December 31, 1993 in which the Participant earns a full or partial year of Credited Service.

(b)
the sum of the following (determined by applying the Code Section 401(a)(17) limitations, as adjusted, that were in effect in the respective year in which Earnings were received, and not the $150,000 limitation which became effective thereafter) :

(1)	1.15% of Final Average Earnings up to Covered Compensation multiplied by Credited Service up to 35 years.

(2)	1.65% of Final Average Earnings in excess of Covered Compensation multiplied by Credited Service up to 35 years.

(3)	1.0% of Final Average Earnings multiplied by Credited Service in excess of 35 years.

(c)	the annual accrued benefit on December 31, 1988 under the terms of the Plan as then in effect determined without regard to the $200,000 or $150,000 limitations under Section 1.18(c) of the Plan.

A Participant will receive an Accrued Benefit for any full or partial years of Qualified Military Service.

As of June 30, 2013, no Participant shall earn any further credited service for purposes of benefit accrual under the Minimum Accrued Benefit as otherwise defined in this Appendix III.

2.2	Minimum Accrued Benefit.

The minimum accrued benefit is the amount determined under Section 2.1 of this Appendix, for Credited Service before January 1, 1998, except Earnings for 1997 will be Earnings during the period from January 1, 1997 to March 31, 1997.

2.3
Grandfathered Minimum Accrued Benefit. The minimum grandfathered accrued benefit is the amount determined under Section 2.1 of this Appendix; provided, however, that the minimum grandfathered accrued benefit shall take into account any Credited Service and Earning s which may be accrued or earned by an Active Participant until the earlier of the Participant's Termination of Employment or the date of any termination of, or cessation of accruals under, the Plan.

Article 3
Minimum Early Retirement Benefits

The minimum early retirement benefit equals the greater of the amount in Section 2.2 and 2.3 of this Appendix, reduced by 113 of 1% for each month by which the Early Retirement Date pre cedes the Normal Retirement Date.

Article 4 Minimum Death Benefit

4.1	Death After Eligibility for Retirement.

If a Participant (other than a Retired Participant) dies on or after the earliest date on which he or she could retire in accordance under the Plan, his or her Eligible Spouse, if any, will receive a monthly benefit equal to the amount the Eligible Spouse would have been entitled to under Article 2 of this Appendix if the Participant had elected the 50% Spouse Option and retired on the first day of the month coinciding with or following the date of death. This benefit will be payable monthly to the Eligible Spouse beginning on the first day of the month coinciding with or next following the Participant's death and will continue until the death of the Eligible Spouse.

4.2	Death Before Eligibility for Retirement.

If a Participant who has a vested interest in his or her Accrued Benefit dies prior to the earliest date on which the Participant could retire under the Plan, his or her Eligible Spouse, if any, will receive a monthly benefit equal to the amount the Eligible Spouse would have been entitled to under Article 2 of this Appendix if the Participant had:

(a)	terminated employment on his or her date of death (if the Participant was an Employee on the date of death),

(b)	survived to the earliest date on which he or she could retire in accordance with Article 3 of this Appendix (the "Earliest Retirement Date"),

(c)	elected the 50% Spouse Option and retired on such Earliest Retirement Date, and

(d)	died immediately after retiring.

This benefit will be payable monthly to the Eligible Spouse beginning on the Participant's Earliest Retirement Date and will continue until the death of the Eligible Spouse.

4.3	Alternate Death Benefit For Old Plan Accounts.

In lieu of the benefit described in Sections 4.1 or 4.2 of this Appendix, the Eligible Spouse of a Participant who has an Old Plan Account may elect to receive payment of the Old Plan Account as a lump sum payment as soon as practicable after the Participant's death. The Participant's Accrued Benefit Attributable to Company Contributions will be paid in accordance with (a) or (b) of Section 4.4 of this Appendix below, whichever applies.

4.4	Other.

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(a)
Benefits under this Article will be paid as soon as practicable after the Participant's death except that the Eligible Spouse may elect to defer commencement of the benefit described in Sections 4.1, 4.2, or 4.3 of this Appendix until any date which is before the Participant's Normal Retirement Date. An Eligible Spouse who makes an election under Section 4.3 of this Appendix may not defer receipt of the Old Plan Account.

(b)	The benefit under Sections 4.1 or 4.2 of this Appendix will apply to Terminated Vested Participants even if their Termination of Employment occurred prior to the effective date of these paragraphs.

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APPENDIX IV:
ACQUISITION EFFECTIVE DATES

"Acquisition Effective Date" means the date described below:

Acquisition    Effective Date

Southern Arizona Bancorp, Inc. Farm Investment Division Howerth
Aspen Bancshares, Inc. Pitkin County Bank Centennial Savings Bank Valley National Bank
Kelling, Northcross, & Nobriga, Inc. Tri-State Bank
Wells Fargo Bank (branches) Sun-State Bank
Grossmont Bank
Vectra Banking Corporation
Sky Valley Bank Corporation Tri-State Financial Corporation FP Bancorp, Inc.
SBT Bankshares, Inc.
Routt County National Bank Corporation Kersey Bancorp
Eagle Bank
Commerce Bancorporation Sumitomo Bank of California Mountain Financial Holding Co. Citizens Banco, Inc.
Barlow Insurance, Inc. TradeWave
Regency Bancorp Pioneer Bancorporation County Bank
Draper Bancorp
Eldorado Bancshares, Inc. Antelope Valley Bank
Pacific Century Financial Corporation icormXpress
thinkXML
E-Lock Technologies Leifer Capital
(Branches of) Washington Federal, Inc. Minnequa Bancorp, Inc.

May 31, 1996
January 3, 1997

January 17, 1997
May 16, 1997
May 19, 1997
May 19, 1997
May 19, 1997
July 7, 1997
July 11, 1997
July 19, 1997
October 17, 1997
January 1, 1998
January 6, 1998
January 23, 1998
February 27, 1998
May 26, 1998
June 1, 1998
June 1, 1998
August 31, 1998
August 31, 1998
January 1, 1999
October 1, 1998
October 30, 1998
December 1, 1998
January 14, 1999
May 6, 1999
October 6, 1999
October 18, 1999
July 28, 2000
January 26, 2001
March 30, 2001
March 30, 2001
April 2, 2001
July 19, 2001
July 19, 2001
July 19, 2001
September 4, 2001
October 25, 2001
November 9, 2001

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APPENDIX V: DEFINITION OF "COMPANY"

As stated in Section 1.14 of the Plan, the term "Company" means each of the following corporations or partnerships, each of which has adopted this Plan, and is, as of January 1, 2002, a participating Company in the Plan:

California Bank and Trust

Commerce Bank of Washington National Association

Digital Signature Trust Co.

Lexign Inc.

National Bank of Arizona

Nevada State Bank

Phaos Technology

Corporation Vectra Bank of Colorado National Association

Zions Bancorporation

Zions First National Bank

Zions Credit Corporation

Zions Insurance Agency, Inc.

Zions Investment Securities, Inc.

Zions Management Services Company

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